EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

Exhibit 99.1

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

    Shareholders of

    Mississippi Chemical Corporation:

We have audited the accompanying consolidated balance sheets of Mississippi Chemical Corporation and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ (deficit) equity, and cash flows for each of the years in the three-year period ended June 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Point Lisas Nitrogen Limited, an investment which is reflected in the accompanying consolidated financial statements using the equity method of accounting. The investment in Point Lisas Nitrogen Limited represents 32.4 percent and 17.8 percent of total assets as of June 30, 2004 and 2003, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Point Lisas Nitrogen Limited, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mississippi Chemical Corporation and subsidiaries as of June 30, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements, as of June 30, 2004 and 2003, have been prepared assuming that Mississippi Chemical Corporation and subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and because of insufficient liquidity, Mississippi Chemical Corporation and nine of its subsidiaries (“Debtors”), filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (“Code”) on May 15, 2003. The Debtors are currently operating as debtors in possession under the Code. On April 16, 2004, the Debtors filed a plan of reorganization with the U.S. Bankruptcy Court, and on September 2, 2004, the Debtors filed an amended plan of reorganization for the purpose of incorporating a proposed transaction for the sale of the Company’s nitrogen operations and other matters related to that proposed transaction (see Note 1 - Bankruptcy Proceedings). However, there can be no assurance that this plan of reorganization will be approved or confirmed by the bankruptcy court or other interested parties. On July 1, 2004, the Debtors obtained replacement debtor-in-possession financing (see Note 7 - Credit Agreements); however, there can be no assurance that such financing facility will be sufficient to meet the Company’s cash flow requirements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

/s/ KPMG LLP

Jackson, Mississippi
September 3, 2004

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBERS OF POINT LISAS NITROGEN LIMITED

We have audited the balance sheets of Point Lisas Nitrogen Limited as of June 30, 2004 and 2003 and the related statements of income, changes in shareholders’ equity and cash flows for each of the three years ended June 30, 2004 (not presented separately herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Point Lisas Nitrogen Limited as of June 30, 2004 and 2003 and the results of its operations and cash flows for each of the three years ended June 30, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG

Port of Spain,
TRINIDAD:
July 16, 2004

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

Mississippi Chemical Corporation and Subsidiaries

(Debtors-In-Possession)

Consolidated Balance Sheets

	June 30
	2004	2003
	(Dollars in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$22,407	$6,102
Accounts receivable (less allowances of $1,258 in 2004 and $1,839 in 2003)	27,925	56,375
Inventories	31,497	66,286
Prepaid expenses and other current assets	10,389	5,039
Deferred income taxes	2,492	3,112
Assets of discontinued operations	34,344	—

Total current assets	129,054	136,914

Investments in affiliates	133,119	111,509

Other assets	6,437	10,305

Property, plant and equipment, at cost, less accumulated depreciation, depletion and amortization	119,026	289,362

	$387,636	$548,090

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Long-term debt due within one year	$151,533	$158,423
Accounts payable	16,402	15,736
Accrued liabilities	10,281	4,633
Liabilities of discontinued operations	14,347	—

Total current liabilities	192,563	178,792

Other long-term liabilities and deferred credits	26,368	36,872

Deferred income taxes	15,789	26,518

Liabilities subject to compromise	231,899	249,132

Commitments and contingencies
(see Notes 1, 4, 7, 8, 9, 12, 16, 22, 23, 24 and 25)

Shareholders’ (deficit) equity:
Common stock ($.01 par; authorized 100,000,000 shares; issued 27,980,973)	280	280
Additional paid-in capital	306,063	306,063
Accumulated deficit	(346,041)	(209,047)
Accumulated other comprehensive loss, net	(10,811)	(12,046)
Treasury stock, at cost (3,730,864 shares and 1,769,340 shares)	(28,474)	(28,474)

Total shareholders’ (deficit) equity	(78,983)	56,776

	$387,636	$548,090

The accompanying notes to consolidated financial statements

are an integral part of these financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

Mississippi Chemical Corporation and Subsidiaries

(Debtors-In-Possession)

Consolidated Statements of Operations

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands, except per share data)
Revenues:
Net sales	$300,450	$237,919	$207,855
Other	4,570	2,022	—

	305,020	239,941	207,855
Operating expenses:
Cost of products sold	249,175	215,470	204,958
Selling, general and administrative	21,108	26,483	24,467
Impairment of long-lived assets	—	62,912	—
Loss on goodwill impairment	—	—	101,263
Other	6,707	12,691	12,409

	276,990	317,556	343,097

Operating income (loss)	28,030	(77,615)	(135,242)

Other (expense) income:
Interest, net	(20,131)	(19,479)	(18,168)
Settlement of litigation	—	3,581	15,363
Other	3,442	1,581	6,014

Income (loss) from continuing operations before reorganization expense and income taxes	11,341	(91,932)	(132,033)

Reorganization expense	45,195	3,456	—

Loss from continuing operations before income taxes	(33,854)	(95,388)	(132,033)

Income tax expense (benefit)	34,477	(15,140)	(16,412)

Loss from continuing operations	(68,331)	(80,248)	(115,621)

Discontinued operations:
Loss from operations, net of income tax benefits of $37,188, $16,617 and $1,507, respectively	(57,258)	(25,605)	(5,575)

Loss on disposal, net of income tax benefits of $8,250	(11,405)	—	—

Loss from discontinued operations	(68,663)	(25,605)	(5,575)

Net loss	$(136,994)	$(105,853)	$(121,196)

Loss per share from continuing operations - basic and diluted	$(2.77)	$(3.06)	$(4.42)
Loss per share from discontinued operations - basic and diluted	(2.79)	(0.98)	(0.22)

Net loss per share	$(5.56)	$(4.04)	$(4.64)

The accompanying notes to consolidated financial statements

are an integral part of these financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

Mississippi Chemical Corporation and Subsidiaries

(Debtors-In-Possession)

Consolidated Statements of Shareholders’ (Deficit) Equity

Years Ended June 30, 2004, 2003 and 2002

	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock (1)	Total
	(Dollars in thousands, except per share data)
Balances, June 30, 2001	$280	$305,901	$18,963	$(5,808)	$(29,579)	$289,757
Comprehensive loss:
Net loss	—	—	(121,196)	—	—	(121,196)
Net change in unrealized loss on hedges, net of tax expense of $6,474	—	—	—	10,791	—	10,791

Comprehensive loss	—	—	(121,196)	10,791	—	(110,405)

Treasury stock, net	—	—	(344)	—	468	124

Balances, June 30, 2002	280	305,901	(102,577)	4,983	(29,111)	179,476
Comprehensive loss:
Net loss	—	—	(105,853)	—	—	(105,853)
Net change in unrealized gain on hedges, net of tax benefit of $2,910	—	—	—	(4,853)	—	(4,853)
Deferred pension liability, net of tax benefit of $6,557	—	—	—	(12,176)	—	(12,176)

Comprehensive loss	—	—	(105,853)	(17,029)	—	(122,882)

Stock-based compensation	—	162	—	—	—	162

Treasury stock, net	—	—	(617)	—	637	20

Balances, June 30, 2003	280	306,063	(209,047)	(12,046)	(28,474)	56,776
Comprehensive loss:
Net loss	—	—	(136,994)	—	—	(136,994)
Net change in unrealized loss on hedges, net of tax benefit of $506	—	—	—	(923)	—	(923)
Deferred pension liability, net of tax expense of $1,163	—	—	—	2,158	—	2,158

Comprehensive loss	—	—	(136,994)	1,235	—	(135,759)

Balances, June 30, 2004	$280	$306,063	$(346,041)	$(10,811)	$(28,474)	$(78,983)

(1)	During fiscal 2004, approximately 1,962,000 shares of the Company’s common stock were returned at no cost to the Company by former shareholders. Such shares are included in the number of treasury shares held at June 30, 2004.

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

Mississippi Chemical Corporation and Subsidiaries

(Debtors-In-Possession)

Consolidated Statements of Cash Flows

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Cash flows from operating activities:
Net loss	$(136,994)	$(105,853)	$(121,196)
Reconciliation of net loss to net cash provided by (used in) operating activities:
Net change in operating assets and liabilities - continuing operations	4,331	(44,688)	6,025
Net change in operating assets and liabilities - discontinued operations	15,655	35,004	10,931
Refund of federal taxes pursuant to the Job Creation and Workforce Assistance Act of 2002	—	14,878	26,446
Depreciation, depletion and amortization	27,267	39,232	44,743
Loss on asset impairments and sale of discontinued operations	122,583	75,118	—
Loss on goodwill impairment	—	—	101,263
Change in deferred gain on hedging activities, net of tax	(744)	(2,747)	4,780
Deferred income taxes	(11,174)	(34,186)	(1,040)
Equity in earnings in unconsolidated affiliates	(23,870)	(7,141)	(12,769)
Other	5,152	(4,515)	(5,483)

Net cash provided by (used in) operating activities	2,206	(34,898)	53,700

Cash flows from investing activities:
Purchases of property, plant and equipment - continuing operations	(1,172)	(6,996)	(4,959)
Purchases of property, plant and equipment - discontinued operations	(5,389)	(7,870)	(7,442)
Proceeds from sale of potash operations	27,883	—	—
Proceeds from sale of other assets	1,444	3,383	8,043
Other	1,900	2,243	2,800

Net cash provided by (used in) investing activities	24,666	(9,240)	(1,558)

Cash flows from financing activities:
Debt proceeds	233,610	285,685	224,395
Debt payments	(240,500)	(237,434)	(286,345)
Financing fees	(3,677)	—	—

Net cash (used in) provided by financing activities	(10,567)	48,251	(61,950)

Net increase (decrease) in cash and cash equivalents	16,305	4,113	(9,808)

Cash and cash equivalents - beginning of year	6,102	1,989	11,797

Cash and cash equivalents - end of year	$22,407	$6,102	$1,989

The accompanying notes to consolidated financial statements

are an integral part of these financial statements.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

Mississippi Chemical Corporation and Subsidiaries

(Debtors-In-Possession)

Notes to Consolidated Financial Statements

June 30, 2004, 2003 and 2002

NOTE 1 - BANKRUPTCY PROCEEDINGS

On May 15, 2003 (the “Petition Date”), Mississippi Chemical Corporation and nine of its direct and indirect subsidiaries, Mississippi Nitrogen, Inc.; MissChem Nitrogen, L.L.C.; Mississippi Chemical Company, L.P.; Mississippi Chemical Management Company; Mississippi Phosphates Corporation; Mississippi Potash, Inc.; Eddy Potash, Inc.; Triad Nitrogen, L.L.C.; and Melamine Chemicals, Inc. (collectively, the “Company” or the “Debtors”), filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Mississippi, Jackson, Mississippi (the “Court”). The cases are being administered jointly in Joint Case Number 03-02984 WEE, (collectively the “Case”). The Debtors sought relief under Chapter 11 of the Bankruptcy Code because of a lack of liquidity. The combination of a depression in the agricultural sector, several waves of low priced imports, and the extreme increase in price level and price volatility of domestic natural gas, the Company’s primary raw material, had resulted in substantial financial losses for the Company for the last five years.

As debtors-in-possession, the Debtors, subject to any required Court approval, may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts, and other unexpired executory pre-petition contracts. The Company does not believe that rejection damages will be material; however, the Company cannot currently determine with certainty the aggregate liability that will result from the filing and settlement of claims related to any rejected contracts.

As debtors-in-possession, the Debtors are authorized to operate their business but may not engage in transactions outside the ordinary course of business without the approval of the Court. On May 16, 2003, the Court rendered an Interim Order approving the Debtors’ request for interim financing, and on October 2, 2003, the Court entered a Final Order approving debtor-in-possession revolving credit financing of $32,500,000, which was automatically reduced to $22,500,000 on March 2, 2004, immediately following the sale of the Company’s Potash Assets (see Note 21). On December 19, 2003, the Court entered a Final Order approving supplemental debtor-in-possession term loan financing of $96,700,000 (the “Supplemental DIP”). On July 15, 2004, the Court entered a Final Order approving a new $182,500,000 credit facility (the “Replacement DIP”) to refinance the Company’s pre-petition and post-petition secured debt.

On June 6, 2003, the Court appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) to represent the interests of the unsecured creditors. The Creditors’ Committee monitors the Company’s financial condition and restructuring activities. The Company is required to reimburse certain fees and expenses of the Creditors’ Committee, including fees for attorneys and other professionals to the extent allowed by the Court. These costs are reflected in reorganization expense in the 2004 and 2003 consolidated statements of operations.

On October 8, 2003, the Company signed an agreement with Koch Nitrogen Company (“Koch”) to sell the Company’s interests in Point Lisas Nitrogen Limited (“Point Lisas Nitrogen”) for an estimated cash amount of $92,000,000, plus certain assumed liabilities (the “Koch Stalking Horse Agreement”). Subsequently, and in conjunction with the Supplemental DIP Order, the Company withdrew its motion to sell pursuant to the Koch Stalking Horse Agreement, resulting in the payment of a break-up fee to Koch of approximately $3,800,000 (the “Koch Break-Up Fee”). This fee is reflected in reorganization expense in the 2004 consolidated statement of operations.

On November 26, 2003, the Company’s subsidiaries, Mississippi Potash, Inc. and Eddy Potash, Inc., entered into a stalking horse agreement to sell substantially all of their assets to subsidiaries of Intrepid Mining LLC (the “Intrepid Stalking Horse Agreement”). On March 2, 2004, these assets were sold. As of June 30, 2004, the Company had received approximately $27,900,000 related to the sale and had a receivable of approximately $500,000 recorded on its books for the remainder of the purchase price attributable to a purchase price holdback held in escrow for contingent indemnification obligations.

On April 16, 2004, the Debtors filed with the Court a joint plan of reorganization and disclosure statement (the “Original Plan”). The principal objective of the Original Plan was to restructure the Debtors’ obligations to creditors in a manner that would permit the Company to continue as a viable business organization. There were objections to the Original Plan. Based on these objections, other alternatives were analyzed.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 1 - BANKRUPTCY PROCEEDINGS (Continued)

On June 25, 2004, the Court entered an Interim Order permitting the new $182,500,000 credit facility provided by the New York-based lenders Citigroup Global Markets, Inc., an affiliate of Citigroup, Perry Principals Investments, LLC, an affiliate of Perry Capital and Varde Investment Partners, L.P., an affiliate of Varde Partners, Inc. (the “Replacement DIP”). The parties entered into the Replacement DIP on July 1, 2004, and the Court entered a Final Order approving the Replacement DIP on July 15, 2004. The Replacement DIP, which includes a $22,500,000 revolving credit facility provided solely by an affiliate of Citigroup, replaced all of the Company’s pre-petition and post-petition secured debt, a portion of which matured on June 30, 2004. The maturity of the Replacement DIP is the earlier of the Company’s exit from bankruptcy or December 31, 2004, and the Company has the option to extend the maturity through June 30, 2005, under certain conditions.

On August 9, 2004, the Company and Terra Industries Inc. (“Terra”) announced a definitive agreement under which Terra will acquire the Company for an estimated total value of approximately $268,000,000 as of the announcement date. The transaction consideration included cash and assumed debt of $161,000,000 and stock of $107,000,000, and the final value will depend on Terra’s share price at closing and closing adjustments. Both companies’ boards of directors have unanimously approved the transaction. The Creditors’ Committee, the Company’s largest unsecured creditors and the Replacement DIP Lenders also support the transaction.

On September 2, 2004, the Company filed an amended joint plan of reorganization with the Court that replaced the Original Plan (the “Amended Plan”). The primary purpose of the Amended Plan is to facilitate the acquisition of the Company by Terra. If the Terra transaction is not consummated, the Amended Plan provides that the Company will emerge from bankruptcy on a stand-alone basis. In either instance, the Amended Plan obligates the Company to dispose of Mississippi Phosphates either through a sale of stock or assets, or if such sale is not consummated, by a distribution of the stock or assets of such business to the unsecured creditors of Mississippi Phosphates.

Under the Amended Plan, Terra will acquire the Company. Perry Principals Investments LLC, an affiliate of Perry Capital Management Inc., and Citigroup Global Markets, Inc., an affiliate of Citigroup, have entered into a commitment to extend the term of the term loan portion of the Replacement DIP beyond Mississippi Chemical’s emergence from bankruptcy until four years from the closing of the Terra transaction. Terra and the Company will use existing cash on hand to reduce the principal amount of this term loan to $125 million from $160 million and satisfy all other cash payments to creditors required by the Amended Plan. In addition, Terra would issue to certain of the Company’s unsecured creditors 14.75 million shares of Terra common stock and an amount of preferred stock, subject to certain post-closing adjustments as specified in the definitive agreement. Assuming the Closing Share Price (as defined in the definitive agreement) is equal to $6.14 (Terra’s closing share price on Friday, August 6, 2004, the last trading day prior to the announcement of the agreement), the Company’s unsecured creditors would receive Terra common stock with a value of $90.6 million plus the preferred stock. The preferred stock to be issued to unsecured creditors will initially be set with a liquidation preference of $32.2 million. The projected working capital and other closing adjustments are currently anticipated to total a negative $17.4 million. Under this projected scenario, Terra will issue preferred stock with a liquidation preference of $14.8 million and, within ten months of closing, Terra will have the option, but not the obligation, to redeem the preferred stock for 2.4 million to 3.4 million shares of Terra common stock to be determined based upon Terra’s stock price at closing. Based upon a Closing Share Price of $6.14 per share, Terra would have the right to redeem the preferred stock for 2.4 million Terra common shares. The final amount of the working capital and other post-closing adjustments will depend on various factors including, but not limited to: business performance, commodity prices and the terms of final separation of Mississippi Phosphates. The agreement also provides that Terra will issue 250,000 additional shares of Terra common stock for distribution to the Company’s shareholders.

Under the Amended Plan, the Company expects that substantially all unsecured creditors with allowed claims of $5,000 or less from the nitrogen business will be paid in cash, in full. Substantially all other unsecured creditors with allowed claims from the nitrogen business will be paid either cash equal to a specified percentage of their allowed claim or a pro-rata share of the pool of Terra common and preferred stock. The Terra transaction and Amended Plan are subject to Court approval, successful completion of the restructuring of the Company’s nitrogen and phosphate businesses, as well as customary regulatory approvals. The Terra transaction is also subject to Terra’s ability to obtain the consent of Terra’s current working capital lenders.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 1 - BANKRUPTCY PROCEEDINGS (Continued)

Although the Terra transaction is the primary basis of the Amended Plan, the Amended Plan will also provide that if the Terra transaction is not consummated, then the Company would emerge from bankruptcy on a stand-alone basis. The Company’s emergence financing will be provided by an existing commitment from Citigroup and Perry Capital. The existence of this alternate plan facilitates the Company’s exit from bankruptcy as expeditiously as possible. Under the stand-alone alternative, the Replacement DIP would be fully retired, the same cash distributions would be made to holders of allowed unsecured claims as in the Terra transaction, the Company’s other unsecured creditors would receive substantially all of the common shares of the reorganized company, and the Company’s current shareholders would receive warrants to acquire common shares in the reorganized company.

The ability of the Company to continue as a going concern is dependent upon, but not limited to, the confirmation of a plan of reorganization, continued access to adequate sources of capital, continued compliance with debt covenants under the Replacement DIP, the ability to sustain cash flows sufficient to fund operations and repay debt, and retention of key suppliers, customers and employees. No assurance can be given that the Company will be successful in reorganizing its affairs through the Case. Because of the ongoing nature of the reorganization process, the outcome of which is not determinable until a plan of reorganization is confirmed and implemented, the accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statements

As a result of the May 15, 2003 filing of petitions under Chapter 11 of the Bankruptcy Code, the Company’s consolidated financial statements have been prepared in accordance with AICPA Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” and U. S. generally accepted accounting principles applicable to a going concern which, unless otherwise noted, assumes the realization of assets and the payment of liabilities in the ordinary course of business.

Given the uncertainties inherent in Chapter 11 bankruptcy proceedings, language expressing substantial doubt about the ability of the Company to continue as a going concern appears in the report of independent registered public accounting firm covering these consolidated financial statements. The consolidated financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently produces and supplies a nitrogen product line of chemicals, which are used primarily as fertilizers and for a broad range of industrial applications. The Company’s principal nitrogen products include ammonia, fertilizer-grade ammonium nitrate, urea/ammonium nitrate (“UAN”) solutions and nitric acid. The Company currently produces nitrogen products at its production facilities in Yazoo City, Mississippi, and Donaldsonville, Louisiana, and produces ammonia at its 50-50 joint venture in The Republic of Trinidad and Tobago. The Company distributes its nitrogen products to agricultural and industrial users primarily in the southern region of the United States.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost has been determined under a moving average cost method.

Investments in Affiliates

The Company’s investments in affiliates primarily consist of an investment in a 50-50 ammonia production joint venture, Point Lisas Nitrogen, with Koch Nitrogen Company (Note 4). The Company has a separate 50-50 joint venture with Koch Nitrogen Company that is responsible for the transportation of the ammonia produced at Point Lisas Nitrogen. In addition, the Company also has a 50% interest in an ammonia storage terminal in Pasadena, Texas.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation, depletion and amortization. Expenditures for major improvements are capitalized; expenditures for normal maintenance and repairs are charged to expense as incurred. Upon the sale or retirement of properties, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is recognized in income. Depreciation of the Company’s land improvements is based on the units-of-production method. The Company used primarily the declining-balance method of depreciation for assets purchased through June 30, 1995. Effective July 1, 1995, the Company changed its method of depreciating newly acquired long-lived assets from the declining-balance method to the straight-line method. Depletion of mineral properties was provided using the units-of-production method over the estimated life of the reserves. The Company’s mineral properties were sold in connection with the sale of its Potash Assets in March 2004 (see Note 21). Depreciation of property, plant and equipment is provided over the estimated useful lives of the related assets as follows:

Buildings	7-45 years
Machinery and equipment	1-39 years

Interest costs attributable to major construction projects under development are capitalized in the appropriate property account and amortized over the life of the related asset.

The Company maintains replacement parts at its production facilities in order to minimize downtime in the event of a part failure. Substantially all parts that exceed a minimum value and are repairable are capitalized as property, plant and equipment and are depreciated over their estimated useful lives. Parts that do not exceed the minimum value or are not repairable are maintained as replacement parts and are included as inventory in the Company’s current assets. These replacement parts are charged to cost of products sold as they are installed in the facility.

Impairment of Long-Lived Assets

In 2004 and 2003, as prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company used the undiscounted cash flow approach to assess the recoverability of long-lived assets related to its operations. This evaluation is made whenever events or changes in circumstances indicate the carrying amount of long-lived assets may not be recoverable. Estimated cash flows are determined by disaggregating the Company’s business segments to the lowest organizational level for which meaningful and identifiable cash flows can be determined. An asset is considered impaired if the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. The impairment of an asset is measured by the amount the carrying value of the asset exceeds its fair value. In those instances, the amount impaired is recorded as a component of the Company’s results of operations (Note 6). Impairment charges occurring after May 15, 2003, are reflected in reorganization expense, except for those charges relating to assets of discontinued operations.

In 2002, as prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” the Company used the undiscounted cash flow approach to assess the recoverability of long-lived assets related to its operations. This evaluation was made whenever events or changes in circumstances indicated the carrying amount of long-lived assets may not be recoverable. Estimated cash flows were determined by disaggregating the Company’s business segments to the lowest organizational level for which meaningful identifiable cash flows could be determined. An asset was considered impaired if the sum of the expected undiscounted future cash flows was less than the carrying amount of the asset. The impairment of an asset was measured by the amount the carrying value of the asset exceeded its fair value. In those instances, the amount impaired was recorded as a component of the Company’s results of operations.

Asset Retirement Obligations.

The Company recognizes its obligations to retire certain tangible long-lived assets in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations.” The amounts recorded are a component of operating expenses in the Company’s consolidated statements of operations (Note 8).

Revenue Recognition

Revenue is recognized by the Company upon the transfer of title to the customer, which is at the time product is shipped.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Hedging Activities

The Company enters into derivative transactions to protect future production costs against price fluctuations of natural gas, which is the primary raw material in nitrogen production. These derivative transactions may consist of futures contracts, options, swaps, or similar derivative financial instruments related to the price of natural gas. Gains and losses on the derivative transactions that are designated and effective as hedges are deferred and, at the time the related inventory is sold, are recognized as an increase or decrease in the purchase cost of the related natural gas. The Company accounts for its hedges in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 149, “Amendment of FASB Statement No. 133 on Derivative and Hedging Activities,” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” The fair value of these instruments is recorded on the consolidated balance sheets as an asset or liability as applicable, with a corresponding amount, net of tax, reflected as a component of shareholders’ (deficit) equity under the heading “Accumulated Other Comprehensive Loss.” At certain times, the Company determines that operating its nitrogen production facilities is not economically beneficial because of the unfavorable relationship between nitrogen product prices and the price of natural gas. When this occurs, the quantity of natural gas the Company purchases may be less than the quantity hedged, and therefore, the Company undesignates the difference and recognizes the ineffective portion immediately in its consolidated statement of operations. Due to certain matters relating to the Case, the Company was unable to hedge natural gas from May 16, 2003 through September 28, 2003. Under a Final Order entered on October 20, 2003, the Company obtained authority to hedge 150 natural gas contracts per month on a rolling two-month basis. Under a Final Order entered on January 22, 2004, we were permitted to hedge 450 natural gas contracts per month on a rolling two-month basis. Under a Final Order dated August 19, 2004, approving hedging activities, the Company is permitted to hedge up to 325 natural gas contracts per month for the first and second months of a four-month revolving period and up to an additional 150 natural gas contracts per month for the third and fourth months of said period.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the consolidated statements of financial position, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. If estimating fair value is not practicable, SFAS No. 107 requires disclosure of descriptive information pertinent to estimating the value of a financial instrument. The carrying amount of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value of these financial instruments at June 30, 2004 and 2003 due to their short-term nature. The carrying amount of the Company’s revolving credit facilities carried variable interest rates and, therefore, the carrying amounts approximate fair value. The estimated fair value of the Company’s Senior Notes and Industrial Revenue Bonds is determined using applicable trading price information and effective yield information on similar debt instruments as quoted by independent sources (see Note 7).

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for those deferred tax assets for which the Company has determined it is more likely than not that these assets may not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Bankruptcy Proceedings

As a result of filing petitions under Chapter 11 of the Bankruptcy Code, the Company’s consolidated financial statements have been prepared in accordance with AICPA Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” SOP 90-7 does not change the application of U. S. generally accepted accounting principles in the preparation of financial statements. However, it does require that the financial statements for the periods including and subsequent to filing the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SOP 90-7 requires (a) that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheets, and (b) that revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization of the Company be reported separately as reorganization expense in the consolidated statements of operations. As a result of the reorganization proceedings under Chapter 11, the Company may be required to take actions which may cause assets to be realized or liabilities to be liquidated, for amounts other than those reflected in the consolidated financial statements.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” addresses consolidation by business enterprises of variable interest entities in which the equity investors do not have a majority voting interest and/or do not have sufficient equity at risk for the entity to finance its operations without additional subordinated financial support from other parties. The Company adopted and applied the provisions of this Interpretation during fiscal 2004 without a material effect on its consolidated financial statements. The FASB revised the Interpretation to address certain technical corrections and to clarify many of the implementation issues. The Company has evaluated the provisions of the revised Interpretation and concluded that its adoption did not have a material effect on the consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging.” This amendment clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financial component, and amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45. These changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. The Company adopted this statement on July 1, 2003, with no material impact to its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that any financial instrument that is within the scope of this statement be classified as a liability. The Company adopted the provisions of this statement on July 1, 2003, with no material impact to its consolidated financial statements.

NOTE 3 - INVENTORIES

Inventories consisted of the following:

	June 30
	2004	2003
	(Dollars in thousands)
Finished products	$10,664	$29,121
Raw materials and supplies	115	6,415
Replacement parts	20,718	30,750

	$31,497	$66,286

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 4 - INVESTMENT IN POINT LISAS NITROGEN LIMITED

The Company’s 50-50 joint venture, Point Lisas Nitrogen, owns and operates a 2,040 short-ton-per-day anhydrous ammonia plant located near Point Lisas, The Republic of Trinidad and Tobago. The plant was placed in service in late July 1998. The Company has a contractual obligation to purchase one-half of the ammonia, approximately 358,000 short tons per year, produced by Point Lisas Nitrogen. The Company uses its portion of the production from the joint venture as a raw material for upgrading into finished fertilizer products at its facilities and for sales into domestic markets. The Company is accounting for its investment in Point Lisas Nitrogen using the equity method. These equity in earnings are reflected in the Company’s consolidated statements of operations as a reduction in cost of products sold. At June 30, 2004, the Company’s investment in Point Lisas Nitrogen was $125,781,000 and included $5,080,000 of capitalized interest. At June 30, 2003, the Company’s investment in Point Lisas Nitrogen was $104,355,000 and included $5,441,000 of capitalized interest. Capitalized interest is being amortized over a 20-year period and represents a basis difference in the Company’s investment reflected in its consolidated financial statements and its 50% equity reflected in Point Lisas Nitrogen’s financial statements.

Point Lisas Nitrogen’s loan with Export-Import Bank of the United States (“Ex-Im Bank”) is a non-recourse loan and is not guaranteed by the joint venture partners. In the event of default, Ex-Im Bank may demand immediate payment of all or any portion of the principal amount of its loan with Point Lisas Nitrogen. On May 31, 2002, the Company’s former joint venturer at Point Lisas Nitrogen, Farmland Industries, Inc. (“FII”), filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Western District of Missouri. This filing and FII’s default under its offtake agreement with Point Lisas Nitrogen were events of default under Point Lisas Nitrogen’s loan agreement with Ex-Im Bank. Accordingly, Ex-Im Bank could have demanded immediate payment of all or any portion of the principal amount of its loan with Point Lisas Nitrogen. Because of this default, at June 30, 2002, the total loan obligation to Ex-Im Bank was reclassified as a current liability on Point Lisas Nitrogen’s balance sheet. FII continued to purchase and pay for ammonia shipped under the offtake agreement after its bankruptcy filing. In May 2003, FII cured its default under its offtake agreement with Point Lisas Nitrogen in the amount of approximately $5,000,000 and sold its interest in Point Lisas Nitrogen to Koch.

As a result of the Company’s filing bankruptcy, it was in default under its ammonia offtake agreement with Point Lisas Nitrogen. The bankruptcy filing also resulted in a default on Point Lisas Nitrogen’s loan with Ex-Im Bank, and as a result, the total loan obligation to Ex-Im Bank continues to be classified as a current liability on Point Lisas Nitrogen’s balance sheet. At June 30, 2003, the Company was in arrears to Point Lisas Nitrogen under the ammonia offtake agreement in the amount of $2,622,000. As a consequence, the Company paid market prices for ammonia from the Petition Date through September 30, 2003. As a result of the subsequent payment of the cure amount under the offtake agreement, and satisfaction of other conditions, Koch and Ex-Im Bank agreed to permit the Company to recover amounts paid in previous years, approximately $6,400,000, that were in excess of prevailing market prices on purchases after October 1, 2003, which amounts have been recovered, and are reflected in the Company’s consolidated statements of operations as a reduction in cost of products sold. As of the date of this filing, Ex-Im Bank has not demanded immediate payment of the debt. Point Lisas Nitrogen is continuing to repay the loan obligation with Ex-Im Bank and made a $64,100,000 prepayment on August 31, 2004. As a result of this payment, and cash currently on hand, Point Lisas Nitrogen expects the Ex-Im obligation to be paid off by August 31, 2005.

On October 8, 2003, the Company signed the Koch Stalking Horse Agreement (see Note 1) with Koch to sell its interests in Point Lisas Nitrogen. Subsequently, and in conjunction with the Supplemental DIP Order, the Company withdrew its motion to sell pursuant to the Koch Stalking Horse Agreement, resulting in the payment of the Koch Break-Up Fee of approximately $3,800,000. This payment is reflected in reorganization expense in the 2004 statement of operations.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 4 - INVESTMENT IN POINT LISAS NITROGEN LIMITED (Continued)

Point Lisas Nitrogen’s financial position as of June 30, 2004 and 2003, and its results of operations for the fiscal years ended June 30, 2004, 2003 and 2002, are summarized below:

Summarized Balance Sheet Information:

	June 30
	2004	2003
	(Dollars in thousands)
Assets
Restricted cash	$82,844	$50,398
Other current assets	22,027	18,241
Non-current assets	243,026	259,118

Total assets	$347,897	$327,757

Liabilities and Stockholders’ Equity
Long-term debt due within one year	$93,473	$120,078
Other current liabilities	13,022	9,852
Stockholders’ equity	241,402	197,827

Total liabilities and stockholders’ equity	$347,897	$327,757

Summarized Statement of Operations Information:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Revenues	$127,312	$74,451	$77,941
Operating income	48,527	15,740	29,964
Net income	43,575	11,202	23,972

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	June 30
	2004	2003
	(Dollars in thousands)
Mineral properties	$—	$42,712
Land and land improvements	3,576	27,226
Buildings	22,975	47,549
Machinery and equipment	352,699	574,850
Construction in progress	526	3,582

	379,776	695,919
Less accumulated depreciation, depletion and amortization	(260,750)	(406,557)

	$119,026	$289,362

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 6 - IMPAIRMENT OF LONG-LIVED ASSETS

Ammonia Assets. In February 2003, the Company announced closure plans for one of its ammonia plants located in Donaldsonville, Louisiana. This closure was the result of unfavorable natural gas prices and market conditions. The Company decided to idle this ammonia plant indefinitely because it was not expected to contribute to future operations. The long-lived assets associated with this ammonia plant had a book value of approximately $70,300,000. The Company tested this asset for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and recorded a pre-tax impairment charge totaling $62,912,000 during fiscal 2003. This amount has been reflected in the 2003 consolidated statement of operations as impairment of long-lived assets.

Due to customer demand and improved market conditions in December 2003, the Company restarted an ammonia plant previously idled and produced through the first week in April 2004. On March 25, 2004, the Company announced the permanent closure of one ammonia plant and its intent to indefinitely idle a second ammonia plant. Both ammonia plants are located at the Company’s facility in Donaldsonville, Louisiana. Negative operating performance caused by persistently high natural gas prices was the major contributing factor for the decision. The Company tested these assets for impairment as required by SFAS No. 144 and recorded a pre-tax impairment charge of approximately $21,191,000 during fiscal 2004. This impairment charge is reflected as a component of reorganization expense in the 2004 consolidated statement of operations.

Melamine/Urea Assets. In December 2002, the Company announced plans to close its urea facility located in Donaldsonville, Louisiana. This closure was also the result of unfavorable natural gas prices and market conditions. The Company evaluated the utility of these long-lived assets and initially concluded that the prilling section of the urea plant was not expected to contribute to ongoing operations and production would cease. The Company tested the assets associated with the urea prilling section for impairment in accordance with SFAS No. 144 and recorded a pre-tax impairment charge totaling $12,206,000 at December 31, 2002. This amount has been included in loss from discontinued operations in the 2003 consolidated statement of operations.

On March 25, 2004, the Company announced the permanent closure of its melamine and urea operations at its Donaldsonville, Louisiana, facility because the Company decided to exit this business operation completely. Acting on authority granted by the Company’s board of directors, the Company has committed to a plan of disposal and has formally initiated efforts to locate a buyer for these assets. In accordance with SFAS No. 144, these assets have been reflected as discontinued operations at June 30, 2004, and prior reporting periods have also been reclassified. The Company recorded a pre-tax impairment charge for the melamine/urea assets totaling $9,255,000 for the year ended June 30, 2004. The Company ceased production at this facility during the first week in April 2004.

Potash Assets. During the Company’s first quarter of fiscal 2004, the board of directors authorized the Company’s management to actively market for sale the long-lived assets of Mississippi Potash, Inc. and its subsidiary (the “Potash Assets”). Accordingly, at September 30, 2003, the Potash Assets were classified as assets held for sale, and all related depreciation expense ceased. As required by SFAS No. 144, the Company tested the Potash Assets for impairment at September 30, 2003. This test resulted in a pre-tax impairment charge of approximately $34,022,000, which is reflected as a component of discontinued operations in the 2004 consolidated statement of operations. On March 2, 2004, these assets were sold for approximately $28.4 million.

Phosphate Assets. On June 24, 2004, the Company’s board of directors authorized management’s commitment to a plan to dispose of the Company’s wholly-owned subsidiary, Mississippi Phosphates Corporation, as part of its plan to emerge from bankruptcy. This subsidiary will either be sold to a third party or transferred to the unsecured creditors of Mississippi Phosphates Corporation pursuant to the Amended Plan. The long-lived assets associated with this plant had a book value of approximately $51,000,000. Accordingly, as required by SFAS No. 144, the Company evaluated the carrying amount of the Phosphate Assets for recoverability. This evaluation resulted in a pre-tax impairment charge of $39,000,000, which is reflected as a component of discontinued operations in the 2004 consolidated statement of operations.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 6 - IMPAIRMENT OF LONG-LIVED ASSETS (Continued)

Impairment of long-lived assets summary:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Consolidated Statements of Operations Classification

Impairment of long-lived assets
Ammonia assets	$—	$62,912	$—

Reorganization expense
Ammonia assets	21,191	—	—

Loss from discontinued operations
Melamine/Urea assets	9,255	12,206	—
Potash assets	34,022	—	—
Phosphate assets	39,000	—	—

	82,277	12,206	—

Total impairment charges	$103,468	$75,118	$—

Significant judgments and estimates are required in performing impairment tests in accordance with SFAS No. 144.

NOTE 7 - CREDIT AGREEMENTS AND LONG-TERM DEBT

The DIP Credit Facility

On May 16, 2003, the Court entered an Interim Order approving the Company’s request, on an interim basis, for a debtor-in-possession financing facility with Harris Trust and Savings Bank and a syndicate of six other lenders (the “Original DIP Lenders”) to provide up to $37,500,000 in financing (the “Interim Credit Facility”). On August 13, 2003, the Court denied the Company’s request for a Final Order with regard to the Interim Credit Facility, but granted it authority to use its cash collateral (i.e., cash and proceeds of inventories and receivables) for ordinary course operations through October 3, 2003. On October 2, 2003, the Court entered a Final Order that approved certain amendments to the Interim Credit Facility to permit borrowings up to $32,500,000 (the “DIP Credit Facility”). This Facility was reduced to $22,500,000 as a result of the sale of the Company’s Potash Assets in March 2004. The DIP Credit Facility was a revolving credit facility that expired on June 30, 2004. Mississippi Chemical Corporation was the borrower under the DIP Credit Facility and its subsidiaries who are Debtors, and Mississippi Chemical Holdings, Inc. (“MCHI”), were guarantors. Pursuant to a Final Order entered on December 19, 2003, the Investors (as defined below in the notes under the heading “Supplemental Debtor-in-Possession Term Loan”) concluded a tender offer to the Original DIP Lenders on January 23, 2004. The terms of the Pre-Petition Harris Facility and the Supplemental DIP were essentially unchanged by the tender offer.

Maximum Borrowings. The DIP Credit Facility provided for maximum borrowings (the “DIP Commitment”), at any time, up to the lesser of (a) $22,500,000, or (b) a borrowing base equal to the sum of (i) 85% of the eligible accounts receivable plus (ii) 65% of eligible inventory, minus (iii) a scheduled excess collateral availability requirement, minus (iv) an amount equal to twice the amount of all the then accrued and unpaid charges owed to warehousemen and other third parties having inventories in their possession that have not executed and delivered to the lenders a warehouseman’s waiver, minus (v) an amount equal to six months’ rent for all leased facilities where inventories are kept for which the landlord has not executed and delivered to the lenders a landlord’s waiver. The DIP Commitment was subject to certain mandatory reductions described below. At June 30, 2004, the Company had no borrowings outstanding.

Rates and Fees. The loans under the DIP Credit Facility bore interest at rates equal to the prime commercial rate from time to time in effect plus 4%. Upon entry of the Interim Order, the Company paid a facility fee of $375,000 to the Original DIP Lenders and an administrative fee of $75,000 (of this amount, $60,000 was refunded to the Company subsequent to June 30, 2003) to Harris Trust and Savings Bank, as “DIP Agent.” Upon entry of the Final Order, the Company paid an additional facility fee of $375,000 to the DIP Lenders and an additional administrative fee of $75,000 to the DIP Agent. The DIP Credit Facility also had a commitment fee equal to 0.5% per annum of the average daily unused amount of the DIP Commitment.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 7 - CREDIT AGREEMENTS AND LONG-TERM DEBT (Continued)

Collateral Security and Guarantees. Pursuant to the Final Order for the DIP Credit Facility, the DIP Credit Lenders were granted superpriority claim status in the Case that is collateralized by first liens on substantially all of the Company’s assets and the assets of the other subsidiaries included in the Case (including all of the proceeds of inventories and accounts receivable and cash collateral). Our use of proceeds of inventories and accounts receivable and all cash collateral generated in the ordinary course of business was limited to the payment of certain expenses and application to the DIP Credit Facility prior to its termination and, following such termination, to the Pre-Petition Harris Facility. All of the Company’s subsidiaries that are included in the Case guaranteed the DIP Credit Facility (the “DIP Guarantors”). As adequate protection for the use of pre-petition cash collateral, the lenders under the Pre-Petition Harris Facility were granted a replacement lien on substantially all of the Company’s assets and the assets of the DIP Guarantors, subject only to the lien of the Original DIP Lenders and certain liens permitted under the DIP Credit Facility.

Covenants. The DIP Credit Facility (a) restricted the Company’s ability to incur debt, (b) prior to the sale of the Company’s Potash Assets, required the Company to generate certain minimum levels of EBITDA as defined in the agreement, (c) limited our expenditures to the types set forth in a budget, subject to permitted deviations, (d) provided for mandatory prepayments and commitment reductions from all or part of the net proceeds of certain liquidity events such as asset dispositions outside the ordinary course of business, (e) permitted the voluntary prepayment of loans under the DIP Credit Facility without penalty, (f) required that the obligations under the Pre-Petition Harris Facility be reduced according to a schedule, and (g) contained representations, warranties, other affirmative and negative covenants, and events of default that were customary for debtor-in-possession revolving credit facilities. As of June 30, 2004, the Company was in compliance with all covenants under the DIP Credit Facility.

Asset Dispositions. The DIP Credit Facility required the Company to market and dispose of specified assets. The financing order entered by the Court on December 19, 2003, found that the transactions contemplated by the Supplemental DIP (as defined below under the heading “Supplemental Debtor-In-Possession Term Loan”) satisfied our disposition requirement with respect to our interests in Point Lisas Nitrogen. The financing order entered by the Court on February 12, 2004, found that the Intrepid Stalking Horse Agreement satisfied our disposition requirement with respect to our potash assets. Other than any disposition of our interest in Point Lisas Nitrogen, all net cash proceeds of asset dispositions outside the ordinary course in excess of $1,000,000 were applied to the Pre-Petition Harris Facility and the DIP Credit Facility on an equal basis, provided that if the obligations under the DIP Credit Facility were otherwise satisfied as described in the DIP Credit Facility, the balance of any such proceeds would be applied to the Pre-Petition Harris Facility. In the event of a disposition of the Company’s interest in Point Lisas Nitrogen, all net cash proceeds were to be applied first to the Pre-Petition Harris Facility and then to the DIP Credit Facility.

Supplemental Debtor-In-Possession Term Loan

On December 19, 2003, the Court entered a Final Order approving the Company entering into the Supplemental Post-Petition Credit Agreement, dated as of December 15, 2003, with certain funds or affiliates managed or advised by Delaware Street Capital, L.P. and DDJ Capital Management LLC (together with their participants and assigns, the “Investors”), pursuant to which the Investors made a $96,700,000 term loan to the Company on December 30, 2003 (the “Supplemental DIP”). The proceeds of the Supplemental DIP were used to reduce the principal amount of the Pre-Petition Harris Facility by $90,000,000 and to pay certain transaction-related fees and expenses of $6,700,000. The Supplemental DIP was to mature on the earlier of (a) October 31, 2004, (b) the effective date of a plan of reorganization in the Company’s Case, (c) the conversion of the Company’s Case to a Chapter 7 case, or (d) the dismissal or appointment of a trustee in any of the Company’s Chapter 11 cases. At June 30, 2004, the Company had borrowings outstanding under the Supplemental DIP in the amount of $100,723,000, which included $4,023,000 of accrued payment-in-kind interest. Amounts due under the Supplemental DIP were repaid on July 1, 2004, with funding provided by the Replacement DIP discussed below.

In addition, the Investors agreed to tender for the approximately $68,400,000 remaining secured debt under the Pre-Petition Harris Facility and the obligations under the DIP Credit Facility, at par plus accrued interest (excluding default interest). The tender was conditioned upon acceptance by at least 51 percent in number of the lenders representing not less than 66 2/3 percent of the outstanding principal amount under these facilities. More than 51 percent in number of the Pre-Petition Lenders and the Original DIP Lenders tendered, respectively, 93 percent and 85 percent of the Pre-Petition Harris Facility and the Harris DIP. The tender closed on January 23, 2004. As a result, the Investors held substantially all of our secured debt at such time.

As a result of the Supplemental DIP Loan, the Company withdrew its motion to sell under the Koch Stalking Horse Agreement, and the Court entered a Final Order terminating such sale process. Accordingly, the Company paid the Koch Break-Up Fee (see Note 1) from the proceeds of the Supplemental DIP Loan.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 7 - CREDIT AGREEMENTS AND LONG-TERM DEBT (Continued)

On July 1, 2004, the Company entered into the Replacement DIP to refinance all of the Company’s pre-petition and post-petition credit facilities.

Rates and Fees. The Supplemental DIP loan bore cash interest, payable monthly, at rates equal to the prime commercial rate from time to time in effect plus 4% and accrues additional payment-in-kind interest monthly at the rate of 8% per annum for the first six months and 9% per annum thereafter. In connection with the signing and closing of the Supplemental DIP loan, the Company paid aggregate commitment fees of approximately $3,677,000 to the Investors. The Investors were also entitled to a Cash Out Commitment Fee of approximately $1,400,000 upon the termination of the Supplemental DIP loan. In addition, the Investors were entitled to a Lost Opportunity Commitment Fee of approximately $2,900,000 payable on termination of the Supplemental DIP loan if a plan of reorganization was not approved by the Investors. Both the Cash Out Commitment Fee and the Lost Opportunity Commitment Fee were accrued at June 30, 2004, and were paid on July 1, 2004.

Guarantees and Collateral Security. The Supplemental DIP loan was guaranteed by (a) all of the Company’s direct and indirect wholly owned domestic subsidiaries (the “Domestic Subsidiaries,” and together with the Company, the “Supplemental Loan Parties”) and (b) MCHI. MCHI is the indirect holder of the Company’s fifty percent equity interest in Point Lisas Nitrogen.

The Supplemental DIP Loan was secured by (a) liens and security interests in substantially all of the assets of the Supplemental Loan Parties and (b) a pledge of all stock and other equity interests owned by each of the Supplemental Loan Parties (provided that such pledge does not include the stock of MCHI, the membership interests in FMCL Limited Liability Company, a 50%-owned Delaware limited liability company that ships product from Point Lisas Nitrogen, or the partnership interests in Houston Ammonia Terminal, L.P., a 50%-owned Delaware limited partnership). The Investors’ security interests in the assets of the Supplemental Loan Parties are subordinate to the DIP Credit Facility and the Pre-Petition Harris Facility.

Covenants. The Supplemental DIP Loan has covenants substantially the same as the DIP Credit Facility including (a) restrictions on the Company’s ability to incur debt, (b) required the Company to generate the same minimum levels of EBITDA required by the DIP Credit Facility, (c) limits on the Company’s expenditures to the types set forth in a budget, subject to permitted deviations, (d) limits on the amount of capital expenditures to the same amounts permitted by the DIP Credit Facility, (e) mandatory prepayments from all or part of the net proceeds of certain liquidity events (such as asset dispositions outside the ordinary course of business), and (f) other affirmative and negative covenants typical for this type of loan. As of June 30, 2004, the Company was in compliance with all covenants under the Supplemental DIP Loan.

Pre-Petition Harris Facility

As of the Petition Date, the Company had a secured revolving credit facility with Harris Trust and Savings Bank and a syndicate of twelve other lenders totaling $158,400,000. The Pre-Petition Harris Facility bore interest at rates related to the Prime Rate. As of June 30, 2004, the Company’s weighted average interest rate was 9.2% (which includes the default rate) and the Company had borrowings outstanding in the amount of $50,810,000. The bankruptcy filing was an event of default under the Pre-Petition Harris Facility and, as a result, the Company was no longer permitted to borrow under this facility. As adequate protection for the use of the Pre-Petition Lenders’ cash collateral, the Company was required to pay interest on the Pre-Petition Harris Facility. Interest was paid monthly in arrears at the non-default rate (Prime Rate + 5% on the first $105 million until this debt was reduced to $52.5 million, at which point such rate was Prime Rate + 3%). An additional 2% of default rate interest accrues until payoff of the Pre-Petition Harris Facility. Since the Pre-Petition Harris Facility was a secured facility, it has not been classified as a liability subject to compromise on the Company’s consolidated balance sheets. On July 1, 2004, this facility was paid in its entirety.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 7 - CREDIT AGREEMENTS AND LONG-TERM DEBT (Continued)

Replacement Debtor-In-Possession Credit Facility

On June 25, 2004, the Court entered an Interim Order approving the Company’s request, on an interim basis, for the Replacement DIP with the Replacement DIP Lenders to provide up to $182,500,000 in financing. The Replacement DIP consists of a $160,000,000 term loan (the “Term Loan”) and up to $22,500,000 in revolving credit loans (the “Revolving Loans” and collectively with the Term Loan, the “Replacement Loans”). The Replacement Loans were funded on July 1, 2004. On July 15, 2004, the Court entered a Final Order that approved the Replacement DIP. The Replacement DIP terminates upon the earlier to occur of (a) December 31, 2004, (b) the date that a plan of reorganization confirmed by the Court becomes effective, or (c) the date on which the lenders terminate the Replacement DIP in connection with an event of default thereunder. The Company can extend the maturity to June 30, 2005, under certain conditions. Mississippi Chemical Corporation is the borrower under the Replacement DIP and its subsidiaries who are Debtors are guarantors. MCHI is not a guarantor, but is obligated to provide a guaranty of the Replacement DIP in the event that the contractual restrictions prohibiting such grant are waived or released.

Maximum Borrowings. The Revolving Loans provide for maximum borrowings (the “Revolver Commitment”), at any time, up to the lesser of (a) $22,500,000, or (b) a borrowing base equal to the sum of (i) 85% of eligible accounts receivable plus (ii) 65% of eligible inventories, minus (iii) an amount equal to twice the amount of all the then accrued and unpaid charges owed to warehousemen and other third parties having inventories in their possession that have not executed and delivered to the lenders a warehouseman’s waiver, minus (iv) an amount equal to six months’ rent for all leased facilities where inventory is kept for which the landlord has not executed and delivered to the lenders a landlord’s waiver. No further borrowings are permitted on the Term Loan.

Rates and Fees. The loans under the Replacement DIP bear cash interest, payable monthly, at rates equal to the Citibank Base Rate from time to time in effect plus 3.75% and accrue additional payment-in-kind interest monthly at the rate of 5.15% per annum. On July 1, 2004, the Company paid the Replacement DIP Lenders a closing fee of $3,650,000 (2%) and a semi-annual agency fee of $75,000. The Replacement DIP also has an unused commitment fee equal to 0.5% per annum of the average daily unused amount of the Revolving Loans.

Collateral Security and Guarantees. Pursuant to the Final Order for the Replacement DIP, the Replacement DIP Lenders have been granted superpriority claim status in the Case with a first lien on substantially all of the Debtors’ assets (including all cash collateral and proceeds of inventories and accounts receivable). Our use of cash collateral and proceeds of inventories and accounts receivable generated in the ordinary course of business is limited to the payment of certain expenses and application to the Replacement DIP. All of the Company’s subsidiaries which are Debtors have guaranteed the Replacement DIP (the “Replacement DIP Guarantors”).

Covenants. The Replacement DIP (a) restricts the Company’s ability to incur debt, (b) requires the Company to generate certain monthly minimum levels of EBITDA, as defined in the agreement, (c) limits the Company’s expenditures to the types set forth in a budget, subject to permitted deviations, (d) limits the amount of capital expenditures, (e) provides for mandatory prepayments and commitment reductions from all or part of the net proceeds of certain liquidity events (such as asset dispositions outside the ordinary course of business) as detailed below in this paragraph, (f) permits the voluntary prepayment of the Replacement DIP without penalty, and (g) contains representations, warranties, other affirmative and negative covenants, and events of default that are customary for debtor-in-possession credit facilities. As of August 31, 2004, the Company was in compliance with all covenants under the Replacement DIP.

The Senior Notes

On November 25, 1997, the Company issued $200,000,000 of 7.25% Senior Notes due November 15, 2017, pursuant to a shelf registration statement filed with the Securities and Exchange Commission. Semi-annual interest payments of approximately $7,250,000 are due on each May 15 and November 15. The holders may elect to have the Senior Notes repaid on November 15, 2007. The Senior Notes do not contain any financial covenants, but do contain certain cross-default provisions with our other debt instruments. As a result of the Company’s filing bankruptcy, the Company has not made the semi-annual interest payments, and is in default under the Senior Notes. At June 30, 2004 and 2003, the Senior Notes, net of unamortized discounts of $239,000, are reflected as a component of liabilities subject to compromise on the Company’s consolidated balance sheets (Note 9).

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 7 - CREDIT AGREEMENTS AND LONG-TERM DEBT (Continued)

The Industrial Revenue Bonds

In August 1997, the Company issued $14,500,000 in industrial revenue bonds, a portion of which was tax-exempt, to finance the development of a new phosphogypsum disposal facility at its Pascagoula, Mississippi, DAP manufacturing plant. On April 1, 1998, the Company issued $14,500,000 in tax-exempt industrial revenue bonds (the “1998 IRBs”), the proceeds of which were used to redeem the initial industrial revenue bonds issued in August 1997. The 1998 IRBs issued on April 1, 1998, mature on March 1, 2022, and carry a 5.8% fixed rate of interest. The 1998 IRBs may be redeemed at the Company’s option at a premium from March 1, 2008 to February 28, 2010, and may be redeemed at face value at any time after February 28, 2010, through the maturity date. The 1998 IRBs are the obligation of our subsidiary, Mississippi Phosphates Corporation, but are guaranteed by the Company. The bankruptcy filing was an event of default under the 1998 IRBs. At June 30, 2004 and 2003, the 1998 IRBs are reflected as a component of liabilities subject to compromise on the Company’s consolidated balance sheets (Note 9).

Long-term debt consisted of the following:

	June 30,
	2004	2003
	(Dollars in thousands)
Supplemental debtor-in-possession term loan (16.1% in 2004)	$100,723	$—
Revolving credit facility (9.2% in 2004 and 9.65% in 2003)	50,810	158,423
Senior Notes, net of unamortized discount of $239 and $239 (7.25%)	199,761	199,761
Industrial revenue bonds (5.80%)	14,500	14,500

	365,794	372,684
Debt due within one year	(151,533)	(158,423)
Liabilities subject to compromise (Senior Notes and 1998 IRBs)	(214,261)	(214,261)

	$—	$—

The estimated fair value of the Company’s Senior Notes and 1998 IRBs at June 30, 2004, was $137,892,000. The estimated fair value of the Company’s long-term debt at June 30, 2003 was $34,345,000. The estimated fair value for the Company’s Senior Notes was computed using estimated trading price information for our Senior Notes. The estimated fair value for the 1998 IRBs was computed using the effective yield on state and local bonds as quoted by the Federal Reserve. The Company’s revolving credit facilities carried variable interest rates and, therefore, the carrying amounts approximated fair value.

NOTE 8 - ACCRUED AND OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS

Accrued liabilities consisted of the following:

	June 30
	2004	2003
	(Dollars in thousands)
Accrued vacation	$1,698	$—
Accrued interest	4,924	—
Accrued taxes	2,234	907
Accrual for asset retirement costs	—	2,800
Other	1,425	926

	$10,281	$4,633

At June 30, 2004, liabilities subject to compromise included $8,010,000 in accrued interest. At June 30, 2003, liabilities subject to compromise included $4,114,000 in accrued vacation, $8,010,000 in accrued interest, $1,593,000 in accrued taxes and $1,717,000 in other costs.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 8 - ACCRUED AND OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS (Continued)

Other long-term liabilities and deferred credits consisted of the following:

	June 30
	2004	2003
	(Dollars in thousands)
Accrual for closure costs	$—	$8,492
Deferred pension liability	24,330	26,766
Other	2,038	1,614

	$26,368	$36,872

At June 30, 2004 and 2003, liabilities subject to compromise included $316,000 and $1,830,000, respectively, in other long-term liabilities and deferred credits.

Effective July 1, 2002, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting for obligations associated with the retirement of tangible, long-lived assets and the associated asset retirement costs. As of June 30, 2004, estimated asset retirement costs of approximately $2,351,000 have been recorded as a component of liabilities of discontinued operations to close the Company’s West phosphogypsum disposal facility at its Pascagoula, Mississippi, phosphate plant. As of June 30, 2003, estimated asset retirement costs of approximately $2,043,000 were recorded as a component of other long-term liabilities, and $2,800,000 were recorded as accrued liabilities to close the Company’s West phosphogypsum disposal facility. The Company discontinued the use of the West facility during the second quarter of fiscal 2003. The East Facility was completed in 1998 and was placed into operation during the fourth quarter of fiscal 2002. During fiscal 2003, the Company recorded an asset and a liability for the estimated asset retirement obligation for the East Facility. The asset recorded will be depreciated over the remaining useful lives of the assets to be retired, estimated at 22 years. The liability will be accreted using the effective interest method and the useful life of the facility. As of June 30, 2004, the Company had recorded approximately $4,473,000 related to this obligation and included it in liabilities of discontinued operations on the Company’s 2004 consolidated balance sheet. In addition to accruing for the closure of the East Facility, Mississippi Phosphates has developed a financial assurance mechanism with the Mississippi Department of Environmental Quality. Quarterly payments will be made into a trust fund managed by Morgan Keegan Trust Company, FSB. This fund will be used for closure and post-closure care of the East Facility. The first payment was made April 1, 2004, and as of June 30, 2004, the Company had deposited $201,000 into this trust fund. Quarterly payment amounts will be reviewed annually and adjusted for inflation. These payments will continue until funds in the trust are adequate to cover estimated costs related to the closure of the East Facility. As of June 30, 2003, the Company had recorded approximately $4,009,000 related to this obligation and included it in other long-term liabilities on the Company’s 2003 consolidated balance sheet.

As of June 30, 2003, estimated closure costs of approximately $2,440,000 were accrued to close the Company’s potash mining facilities. Of this amount, approximately $2,290,000 was attributable to its Eddy Potash, Inc. (“Eddy”) facility that was idled in 1997. The Company estimated that Eddy’s asset retirement costs were fully accrued. The Company’s other potash facilities had estimated useful lives spanning several decades; therefore, estimates of asset retirement costs for these facilities were not material to the Company’s operations. The Company’s closure plans for its potash facilities were approved by the U.S. Department of the Interior-Bureau of Land Management (“BLM”). These potash facilities were sold in March 2004.

As required by SFAS No. 143, the Company will make periodic assessments as to the reasonableness of its asset retirement cost estimates and revise those estimates accordingly. The respective asset and liability balance will be adjusted on the Company’s consolidated balance sheet, which will correspondingly increase or decrease the amounts expensed in future periods.

At June 30, 2004 and 2003, other long-term liabilities also include a deferred pension liability of $24,330,000 and $26,766,000, respectively, resulting from the accumulated benefit obligations exceeding pension plan assets. This was caused by a large decrease in pension plan asset values due to lower investment returns, and the use of a lower discount rate for the accumulated benefit obligations.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE

As a result of the Company’s Chapter 11 filing, substantially all unsecured pre-petition indebtedness of the Company is subject to compromise. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. These claims are reflected in the June 30, 2004 and 2003 consolidated balance sheets as liabilities subject to compromise. Pre-petition claims secured by the Company’s assets are also stayed, although the holders of such claims have the right to move the Court for relief from the stay. As of June 30, 2004, pre-petition secured claims (primarily representing amounts borrowed under the Company’s pre-petition revolving credit facility) were secured by substantially all of the Company’s accounts receivable, inventories, and property, plant and equipment. These secured claims, which were satisfied July 1, 2004, are reflected as long-term debt due within one year on the Company’s 2004 and 2003 consolidated balance sheets. Although pre-petition claims are generally stayed as part of the first day orders and subsequent motions granted by the Court, the Court approved the Company’s motions to pay certain pre-petition obligations essential for the ongoing operation of the Company’s business. The Company has been paying and intends to continue to pay all undisputed post-petition claims of all vendors and suppliers in the ordinary course of business.

Liabilities Subject to Compromise consisted of the following:

	June 30
	2004	2003
	(Dollars in thousands)
Senior Notes, net of unamortized discount	$199,761	$199,761
Industrial revenue bonds	14,500	14,500
Accounts payable - trade	4,206	10,159
Other liabilities	13,432	24,712

	$231,899	$249,132

At June 30, 2003, the Company had pre-petition contingent liabilities for letters of credit of $790,000.

Below are condensed consolidated financial statements for the Company.

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
ASSETS

Current assets	$129,051	$3	$—	$129,054
Investments and long-term assets	139,519	119,295	(119,258)	139,556
Property, plant and equipment, net	119,026	—	—	119,026

	$387,596	$119,298	$(119,258)	$387,636

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities	$192,521	$42	$—	$192,563
Other long-term liabilities and deferred credits	42,159	119,256	(119,258)	42,157
Liabilities subject to compromise	231,899	—	—	231,899
Shareholders’ deficit	(78,983)	—	—	(78,983)

	$387,596	$119,298	$(119,258)	$387,636

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2003

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
ASSETS

Current assets	$136,942	$1	$(29)	$136,914
Investments and long-term assets	121,786	97,507	(97,479)	121,814
Property, plant and equipment, net	289,362	—	—	289,362

	$548,090	$97,508	$(97,508)	$548,090

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$178,792	$29	$(29)	$178,792
Other long-term liabilities and deferred credits	63,390	97,479	(97,479)	63,390
Liabilities subject to compromise	249,132	—	—	249,132
Shareholders’ equity	56,776	—	—	56,776

	$548,090	$97,508	$(97,508)	$548,090

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended June 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Total revenues	$305,020	$—	$—	$305,020

Cost of products sold	249,189	(21,787)	21,773	249,175
Selling, general and administrative	21,095	13	—	21,108
Other	6,707	—	—	6,707

	276,991	(21,774)	21,773	276,990

Operating income	28,029	21,774	(21,773)	28,030

Other expense	16,688	1	—	16,689

Income from continuing operations before reorganization expense and income taxes	11,341	21,773	(21,773)	11,341

Reorganization expense	45,195	—	—	45,195

(Loss) income from continuing operations before income taxes	(33,854)	21,773	(21,773)	(33,854)

Income tax expense - continuing operations	34,477	—	—	34,477

(Loss) income from continuing operations	(68,331)	21,773	(21,773)	(68,331)

Loss from discontinued operations, net of tax	(68,663)	—	—	(68,663)

Net (loss) income	$(136,994)	$21,773	$(21,773)	$(136,994)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended June 30, 2003

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Total revenues	$239,941	$—	$—	$239,941

Cost of products sold	215,491	(5,601)	5,580	215,470
Selling, general and administrative	26,462	21	—	26,483
Impairment of long-lived assets	62,912	—	—	62,912
Other	12,691	—	—	12,691

	317,556	(5,580)	5,580	317,556

Operating (loss) income	(77,615)	5,580	(5,580)	(77,615)

Other expense	14,317	—	—	14,317

(Loss) income from continuing operations before reorganization expense and income taxes	(91,932)	5,580	(5,580)	(91,932)

Reorganization expense	3,456	—	—	3,456

(Loss) income from continuing operations before income taxes	(95,388)	5,580	(5,580)	(95,388)

Income tax benefit	(15,140)	—	—	(15,140)

(Loss) income from continuing operations	(80,248)	5,580	(5,580)	(80,248)

Loss from discontinued operations, net of tax	(25,605)	—	—	(25,605)

Net (loss) income	$(105,853)	$5,580	$(5,580)	$(105,853)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended June 30, 2004

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Cash flows from operating activities:
Net (loss) income	$(136,994)	$21,773	$(21,773)	$(136,994)
Reconciliation of net (loss) income to net cash provided by operating activities:
Net change in operating assets and liabilities	19,975	11	—	19,986
Net change in other long-term assets and liabilities	(30,625)	(21,784)	21,773	(30,636)
Non-cash items, net	149,850	—	—	149,850

Net cash provided by operating activities	2,206	—	—	2,206

Net cash provided by investing activities	24,666	—	—	24,666

Net cash used in financing activities	(10,567)	—	—	(10,567)

Net increase in cash and cash equivalents	16,305	—	—	16,305

Cash and cash equivalents - beginning of year	6,102	—	—	6,102

Cash and cash equivalents - end of year	$22,407	$—	$—	$22,407

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 9 - LIABILITIES SUBJECT TO COMPROMISE (Continued)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended June 30, 2003

	Mississippi Chemical Corporation and Subsidiaries in Reorganization	Subsidiaries not in Reorganization	Eliminations	Consolidated
	(Dollars in thousands)
Cash flows from operating activities:
Net (loss) income	$(105,853)	$5,580	$(5,580)	$(105,853)
Reconciliation of net (loss) income to net cash used in operating activities:
Net change in operating assets and liabilities	(9,680)	(4)	—	(9,684)
Net change in other assets and liabilities	(33,715)	(5,576)	5,580	(33,711)
Non-cash items, net	114,350	—	—	114,350

Net cash used in operating activities	(34,898)	—	—	(34,898)

Net cash used in investing activities	(9,240)	—	—	(9,240)

Net cash provided by financing activities	48,251	—	—	48,251

Net increase in cash and cash equivalents	4,113	—	—	4,113

Cash and cash equivalents - beginning of year	1,988	1	—	1,989

Cash and cash equivalents - end of year	$6,101	$1	$—	$6,102

NOTE 10 - SHAREHOLDERS’ (DEFICIT) EQUITY

At June 30, 2004, the Company had 100,000,000 authorized shares of common stock at a par value of $.01.

Common stock issued and outstanding, net of treasury shares, consisted of the following:

Common Stock
(Shares in thousands)
Shares outstanding, June 30, 2001	26,132
Shares issued from Treasury	35

Shares outstanding, June 30, 2002	26,167
Shares issued from Treasury	45

Shares outstanding, June 30, 2003	26,212
Shares returned to Treasury	(1,962)

Shares outstanding, June 30, 2004	24,250

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 10 - SHAREHOLDERS’ (DEFICIT) EQUITY (Continued)

The Company’s Articles of Incorporation authorize the Board of Directors, at its discretion, to issue up to 500,000 shares of Preferred Stock, par value $.01 per share. The stock is issuable in classes or series that may vary as to certain rights and preferences. As of June 30, 2004, no such shares were outstanding and the Company is prohibited from issuing such shares under its secured financing arrangement with its lenders.

NOTE 11 - ACCUMULATED OTHER COMPREHENSIVE LOSS

Comprehensive loss is the total of net loss and all other non-owner changes in equity. The components of comprehensive loss that relate to the Company are net loss, unrealized gains or losses on natural gas derivative transactions, and pension liability adjustments. As permitted under the provisions of SFAS No. 130, “Reporting Comprehensive Income,” these are presented in the Consolidated Statements of Shareholders’ (Deficit) Equity. Derivative transactions may consist of futures contracts, options, swaps, or similar derivative financial instruments related to the price of natural gas. The changes in the components of accumulated other comprehensive loss during the years ended June 30, 2004, 2003 and 2002 are included below:

	Before-Tax Amount	Tax Effect	Net-of-Tax Amount
	(Dollars in thousands)
Accumulated other comprehensive loss at June 30, 2001	$(9,292)	$3,484	$(5,808)
Net unrealized gain on natural gas hedging activities arising during period	2,014	(755)	1,259
Reclassification adjustment for net losses realized in net loss	15,251	(5,719)	9,532

Accumulated other comprehensive income at June 30, 2002	7,973	(2,990)	4,983
Net unrealized gain on natural gas hedging activities arising during period	9,647	(3,749)	5,898
Reclassification adjustment for net gains realized in net loss	(17,410)	6,659	(10,751)
Pension liability adjustment (Notes 8 and 22)	(18,733)	6,557	(12,176)

Accumulated other comprehensive loss at June 30, 2003	(18,523)	6,477	(12,046)
Net unrealized loss on natural gas hedging activities arising during year	(7,186)	2,521	(4,665)
Reclassification adjustment for net losses realized in net loss	5,757	(2,015)	3,742
Pension liability adjustment (Notes 8 and 22)	3,321	(1,163)	2,158

Accumulated other comprehensive loss at June 30, 2004	$(16,631)	$5,820	$(10,811)

NOTE 12 - STOCK OPTIONS

The Company maintains a stock option plan for non-employee directors of the Company which has been approved by the Company’s shareholders. Prior to May 14, 2003, the Company maintained a stock incentive plan for certain officers and key employees. On May 14, 2003, the Board of Directors voted to terminate this plan, except with respect to grants already issued. Under both plans, options have been granted to purchase common stock of the Company at a price not less than the “fair market value” (average closing price on the New York Stock Exchange for the twenty days immediately preceding the date of grant) on the date of grant. (The Over the Counter Bulletin Board was substituted for the New York Stock Exchange after the Company’s stock was delisted from the New York Stock Exchange and began trading through the Over the Counter Bulletin Board.) Stock options for officers and key employees were exercisable six months from the date of grant. Stock options for non-employee directors become exercisable in installments beginning one year after the date of grant and become fully exercisable six years after the date of grant. All options expire 10 years from the date of grant. At June 30, 2004, exercisable options were 1,669,172, with a weighted average exercise price of $10.00. At June 30, 2003 and 2002, exercisable options were 2,263,610 and 1,965,185, respectively. There were 2,080,137 shares available for option plan grants at June 30, 2004. The summary of stock option activity is shown below:

	Options Outstanding	Weighted Average Exercise Price
June 30, 2001	1,598,085	$14.46
Stock options granted	464,500	$3.52
Stock options expired	(21,000)	$21.40

June 30, 2002	2,041,585	$11.90
Stock options granted	447,500	$1.33
Stock options expired	(167,275)	$10.43

June 30, 2003	2,321,810	$10.50
Stock options granted	19,000	$0.10
Stock options expired	(620,947)	$10.08

June 30, 2004	1,719,863	$12.65

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 12 - STOCK OPTIONS (Continued)

The following table summarizes information about stock options outstanding at June 30, 2004:

	Weighted Average Remaining Contractual Life	Total Options Outstanding		Exercisable Options Outstanding
Exercise Price Range		Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
$ 0.10 - $ 9.87	6.7 Years	1,106,800	$4.47	1,056,109	$4.55
$15.00 - $16.44	2.5	243,985	$15.79	243,985	$15.79
$18.22 - $21.00	2.6	245,968	$20.64	245,968	$20.64
$23.96	1.4	123,110	$23.96	123,110	$23.96

		1,719,863		1,669,172

During fiscal 1997, the Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation,” which requires companies to estimate the fair value of stock options on the date of grant. Under SFAS No. 123, the Company is required to record the estimated fair value of stock options issued as compensation expense in its consolidated statements of operations over the related service periods or, alternatively, continue to apply accounting methodologies as prescribed by APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and disclose the pro forma effects of the estimated fair value of stock options issued in the accompanying notes to its consolidated financial statements. The determination of fair value is required only for stock options issued beginning in fiscal 1996. The Company followed the accounting methodologies as prescribed by APB Opinion No. 25 through June 30, 2002. Effective July 1, 2002, the Company adopted the fair value recognition provisions of SFAS No. 123 prospectively to all new awards granted on or after July 1, 2002.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 12 - STOCK OPTIONS (Continued)

The pro forma effects of the total compensation expense that would have been recognized under SFAS No. 123 are as follows:

June 30 2002
(Dollars in thousands, except per share data)

Net loss, as reported	$(121,196)
Add: Stock-based compensation expense included in reported net loss, net of tax	—
Deduct: Total stock-based compensation expense determined under fair value method, net of tax	(345)

Pro forma net loss	$(121,541)

Loss per share:
Basic - as reported	$(4.64)
Basic - pro forma	$(4.65)

Diluted - as reported	$(4.64)
Diluted - pro forma	$(4.65)

In adopting SFAS No. 123, the Company utilized the Black-Scholes Option Pricing Model to estimate the fair value of stock options granted using the following assumptions:

	2004	2003	2002
Expected option lives	6 years	6 years	6 years
Risk-free interest rates	4.24%	3.03%	4.52%
Expected dividend yield	—	—	—
Expected volatility	33%	33%	33%

Based on the results of the model, the fair values of the stock options issued on the date of grant are as follows:

Fiscal Years	Number Issued	Weighted Average Grant Date Fair Value Per Option
2004	19,000	$0.01
2003	447,500	$0.35
2002	464,500	$1.19

NOTE 13 - REORGANIZATION EXPENSE

Costs directly related to the Company’s reorganization under Chapter 11 of the Bankruptcy Code are reflected as reorganization expense in the consolidated statements of income. Reorganization expense for the year ended June 30, 2004, was approximately $45,195,000, which consisted primarily of an impairment loss of approximately $21,191,000 related to the Company’s ammonia plants located in Donaldsonville, Louisiana, professional fees, severance and employee retention expenses, and a $3,800,000 break-up fee paid to Koch for terminating the sale of our interest in Point Lisas Nitrogen. Reorganization expense for the year ended June 30, 2003, was approximately $3,456,000 which consisted of legal and professional fees.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 14 - LOSS PER SHARE

Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year, excluding the dilutive common share equivalents arising from stock options using the treasury stock method.

The number of weighted average common shares outstanding, net of treasury shares, used in the Company’s diluted loss per share computations for the years ended June 30, 2004, 2003 and 2002, were 24,627,000, 26,190,000 and 26,141,000, respectively.

Common stock equivalents outstanding at June 30, 2004, 2003 and 2002 were not included in the computation of diluted loss per share as a result of the Company incurring a net loss in each of the years, which renders these equivalents antidilutive. Weighted average common shares outstanding were lower during fiscal 2004 primarily as a result of abandonments of shares to the Company by shareholders.

NOTE 15 - SEGMENT INFORMATION

As of June 30, 2004, the Company had one reportable segment, nitrogen. The nitrogen segment produces ammonia, ammonium nitrate, nitrogen solutions and nitric acid and distributes these products to fertilizer dealers and distributors, and industrial users. Prior to June 30, 2004, the Company had a phosphate segment that produced diammonium phosphate (“DAP”) that was marketed to agricultural users in domestic and international markets. International DAP sales are made through a separate export association (as described below in this Note). Approximately 29%, 52% and 63% of the Company’s DAP sales were made in international markets during fiscal 2004, 2003 and 2002, respectively. At June 30, 2004, the Company determined that its’ phosphate segment would no longer be a part of its continuing operations. As a result, the phosphate segment has been reflected as discontinued operations and the related assets and liabilities reflected as assets and liabilities from discontinued operations in the accompanying consolidated financial statements. Prior to December 2003, the Company had a potash segment that mined and produced agricultural and industrial potash products that were sold to farmers, fertilizer dealers, industries and distributors primarily for use in the Southern and Western regions of the United States and into export markets. On December 1, 2003, the Company announced that its wholly owned subsidiaries in its potash segment had signed a definitive agreement to sell substantially all of its potash assets. As a result of this agreement, the Company’s potash operations have been sold and are reflected as discontinued operations. Prior to March 2004, the Company had a melamine segment that produced melamine crystal, which is a raw material for manufacturers in the construction/remodeling and automotive industries. The Company’s production of melamine began in June 2003. On March 25, 2004, the Company announced the permanent closure of its melamine operation and its intent to sell this facility. As a result, the melamine operation has been reflected as discontinued operations and the related assets and liabilities reflected as assets and liabilities from discontinued operations in the accompanying consolidated financial statements.

The accounting policies of the segments are the same as those described in Note 2 - summary of significant accounting policies. Intersegment sales prices are primarily market-based. For fiscal 2004, 2003 and 2002, a portion of the purchase price on certain intercompany sales of anhydrous ammonia to the phosphate segment is subject to deferred payment until certain financial milestones are achieved. The Other caption includes corporate allocations, capital expenditures and depreciation, depletion and amortization for our phosphate, potash and melamine/urea operations as well as other corporate activities and consolidating intercompany eliminations. The Company evaluates performance based on operating income of the respective business units.

Segment information consisted of the following:

	2004
	Nitrogen	Other	Total
	(Dollars in thousands)
Net sales - external customers	$300,450	$—	$300,450
Net sales - intersegment	32,218	(32,218)	—
Other revenues	4,570	—	4,570
Operating income (loss)	34,124	(6,094)	28,030
Depreciation, depletion and amortization	13,330	13,937	27,267
Capital expenditures	1,172	5,389	6,561
Total assets	286,715	100,921	387,636
Equity in income of Point Lisas	21,787	—	21,787
Nitrogen

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 15 - SEGMENT INFORMATION (Continued)

	2003
	Nitrogen	Other	Total
	(Dollars in thousands)
Net sales - external customers	$237,919	$—	$237,919
Net sales - intersegment	23,197	(23,197)	—
Other revenues	2,022	—	2,022
Impairment of long-lived assets	(62,912)	—	(62,912)
Operating loss	(69,567)	(8,048)	(77,615)
Depreciation, depletion and amortization	20,969	18,263	39,232
Capital expenditures	6,996	7,870	14,866
Total assets	251,511	296,579	548,090
Equity in income of Point Lisas	5,601	—	5,601
Nitrogen

	2002
	Nitrogen	Other	Total
	(Dollars in thousands)
Net sales - external customers	$207,855	$—	$207,855
Net sales - intersegment	21,728	(21,728)	—
Loss on goodwill impairment	(101,263)	—	(101,263)
Operating loss	(128,087)	(7,155)	(135,242)
Depreciation, depletion and amortization	27,080	17,663	44,743
Capital expenditures	4,959	7,442	12,401
Total assets	427,561	202,724	630,285
Equity in income of Point Lisas	11,986	—	11,986
Nitrogen

The following summarizes geographic information about the Company’s net sales:

	2004	2003	2002
	(Dollars in thousands)
United States	$298,995	$235,969	$207,204
Other	1,455	1,950	651

	$300,450	$237,919	$207,855

The Company is a member of Phosphate Chemicals Export Association, Inc. (“PhosChem”), a Webb-Pomerene corporation. Since becoming a member, all of the Company’s phosphate sales into export markets, primarily Asia, are made through PhosChem. During fiscal 2004, 2003 and 2002, sales to the Company’s exclusive export distributor were $33,400,000, $53,447,000 and $69,540,000, respectively, and were recorded as domestic sales by the Company and are included in discontinued operations on the Company’s consolidated statements of operations. During fiscal 2004, the Company also had revenues from two single customers that represented approximately 16% and 11% of consolidated net sales. The Company had no other customers that represented ten percent or more of its revenues during fiscal 2004, 2003 or 2002.

At June 30, 2004, 2003 and 2002, the Company had an investment in a 50-50 joint venture anhydrous ammonia plant located in The Republic of Trinidad and Tobago which amounted to $125,781,000, $104,355,000 and $99,114,000, respectively (Note 4). All other long-lived assets of the Company are located in the United States.

A significant portion of the Company’s trade receivables is due from entities that operate in the chemical fertilizer and farm supply industry. A severe downturn in the agricultural economy could have an adverse impact on the collectibility of those receivables.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 16 - HEDGING ACTIVITIES

During fiscal 2004, natural gas hedging activities resulted in an average cost increase of approximately $0.32 per MMBtu on volumes hedged of 18,100,000. During fiscal 2003, natural gas hedging activities resulted in an average cost decrease of approximately $0.52 per MMBtu on volumes hedged of 33,450,000. During fiscal 2002, natural gas hedging activities resulted in an average cost increase of approximately $0.39 per MMBtu on volumes hedged of 39,400,000. At June 30, 2004, the Company had open natural gas derivative contracts covering a total volume of 640,000 MMBtu’s with contracts extending through August 2004. The net unrealized loss on these contracts at June 30, 2004, was $277,000 and was recorded as a component of other comprehensive loss in the Company’s 2004 consolidated balance sheet. The risk associated with outstanding natural gas derivative contracts is directly related to increases or decreases in the prices of natural gas in relation to the contract prices. At June 30, 2004, the Company also had unrecognized losses of $942,000 on closed natural gas derivative contracts related to its hedging activities that were recorded as a component of other comprehensive loss in the Company’s 2004 consolidated balance sheet. Due to certain matters related to the Case, the Company was unable to hedge natural gas from May 16, 2003, through September 28, 2003. Under a Final Order on October 20, 2003, the Company obtained authority to hedge 150 natural gas contracts per month on a rolling two-month basis. Under a Final Order entered on January 22, 2004, the Company was permitted to hedge 450 natural gas contracts per month on a rolling two-month basis. Under a Final Order dated August 19, 2004, approving hedging activities, the Company is permitted to hedge up to 325 natural gas contracts per month for the first and second months of a four-month revolving period and up to an additional 150 natural gas contracts per month for the third and fourth months of said period.

NOTE 17 - LOSS ON GOODWILL IMPAIRMENT

During fiscal 2002, due to continued operating losses primarily caused by low product prices and increased natural gas costs, the Company assessed the recoverability of its tangible and intangible long-lived assets related to its nitrogen operations pursuant to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” The Company projected the undiscounted future cash flows for these operations to test recoverability and determined that in certain cases they were less than the carrying amount, indicating impairment was likely. The impairment of an asset is measured by the amount the carrying value of the asset exceeds its fair value. The Company’s projections were based upon a third party appraisal of our long-lived assets and included additional third party and internally developed forecasts of future nitrogen prices and natural gas costs. The Company determined that it had an impairment in the value of goodwill resulting from its December 1996 acquisition of the Donaldsonville, Louisiana, fertilizer operations of First Mississippi Corporation. Accordingly, the Company recorded a non-cash charge for impairment of $101,263,000 related to its goodwill during the fourth quarter of fiscal 2002. Estimates of such future cash flows are subject to significant uncertainties and assumptions. Accordingly, actual results could vary significantly from such estimates. The Company had no goodwill recorded as of June 30, 2004, 2003 or 2002.

NOTE 18 - INTEREST, NET

Interest, net consisted of the following:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Interest expense - continuing operations	$(20,160)	$(19,595)	$(18,392)
Interest income - continuing operations	29	116	224

Interest, net - continuing operations	(20,131)	(19,479)	(18,168)

Interest expense allocated to discontinued operations	(4,527)	(9,655)	(9,718)

Total interest, net	$(24,658)	$(29,134)	$(27,886)

As a result of the Company’s filing bankruptcy, and in accordance with SOP 90-7, it is no longer required to record interest expense related to its unsecured Senior Notes and its unsecured 1998 IRBs. As of June 30, 2004, additional interest expense of $15,000,000 and $841,000 would have been recorded for the Senior Notes and 1998 IRBs, respectively, if the Company had not filed bankruptcy. As of June 30, 2003, additional interest expense of $1,851,000 and $105,000 would have been recorded for the Senior Notes and 1998 IRBs, respectively, if the Company had not filed bankruptcy.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 18 - INTEREST, NET (Continued)

The Company has allocated a portion of its consolidated interest expense to discontinued operations in accordance with the provisions of Emerging Issues Task Force (EITF) Issue No. 87-24, “Allocation of Interest to Discontinued Operations.” For the fiscal years ended June 20, 2003 and 2002, such allocation was based on actual interest calculations on intercompany notes payable between the relevant subsidiaries and Mississippi Chemical Corporation. As a result of the Company’s bankruptcy filing, these intercompany notes have been classified as liabilities subject to compromise, which resulted in no interest expense being calculated on these intercompany notes payable in 2004. In fiscal 2004, interest allocated to discontinued operations has been determined based on the proceeds received from the sale of the Company’s Potash Assets and an estimated fair market value of its Phosphate Assets, as calculated in accordance with SFAS No. 144. All proceeds received from the sale of the Company’s assets are required to be used to repay the Company’s secured borrowings.

NOTE 19 - SETTLEMENT OF LITIGATION

In December 2002, the Company received $3,581,000 in net proceeds from the conclusion of litigation related to a breach of contract claim involving performance guarantees for one of its ammonia plants at its nitrogen facility in Donaldsonville, Louisiana.

In January 2002, the Company settled the defamation action it filed against Terra International, Inc. in August 1995. The Company received $11,000,000 during fiscal 2002 related to this settlement. This settlement was with Zurich Specialties London, Ltd., which was Terra’s liability carrier. This payment concluded this litigation.

In April 2002, the Company received approximately $4,363,000 in net proceeds from the conclusion of litigation related to defective equipment purchased at its Yazoo City, Mississippi, nitrogen production facility. The problems arising from this equipment occurred during periods prior to fiscal 2002.

NOTE 20 - INCOME TAXES

Total income tax expense (benefit) was allocated as follows:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Income (loss) from continuing operations	$34,477	$(15,140)	$(16,412)
Discontinued operations	(45,438)	(16,617)	(1,507)
Stockholders’ equity (deficit)	(657)	9,467	(6,474)

	$(11,618)	$(22,290)	$(24,393)

Income tax expense (benefit) attributable to loss from continuing operations consists of:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Current:
Federal	$—	$—	$(14,715)
State	165	123	(174)

	165	123	(14,889)

Deferred:
Federal	30,605	(29,635)	287
State	3,707	14,372	(1,810)

	34,312	(15,263)	(1,523)

	$34,477	$(15,140)	$(16,412)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 20 - INCOME TAXES (Continued)

The tax effect of the significant temporary differences and tax credit carryforwards at June 30 follows:

	2004		2003
	Current	Non- current	Current	Non- current
	(Dollars in thousands)
Deferred tax assets:
Employee benefit obligations	$981	$73	$1,975	$83
Reserve for bad debts	168	—	270	—
Employee post-retirement	556	251	453	296
Accrual for closure of gypsum disposal area	—	—	—	809
Inventories	357	—	919	—
Alternative minimum tax credits	—	—	—	663
Pension	—	—	—	261
Net operating loss carryforwards	—	78,462	—	45,655
Renewal community tax credits	—	1,674	—	1,133
Net deferred pension	—	6,164	—	7,492
Accrued expenses - subject to compromise	—	6,841	—	10,779
Reorganization costs	—	2,251	—	1,322
Capital loss carryforwards	—	335	—	—
Unrealized losses on natural gas derivative transactions	486	—	—	—
Other	5	894	—	3,090

Total deferred tax assets	2,553	96,945	3,617	71,583
Valuation allowance	(61)	(54,338)	(424)	(6,482)

Deferred tax assets, net of valuation allowance	2,492	42,607	3,193	65,101

Deferred tax liabilities:
Property, plant and equipment	—	(34,400)	—	(69,574)
Capitalized interest on equity investments	—	(1,943)	—	(2,081)
Unrealized gains on natural gas derivative transactions	—	—	(81)	—
Deferred foreign income	—	(20,278)	—	(14,944)
Pension	—	(293)	—	—
Accrual for closure of gypsum disposal area	—	(1,475)	—	—
Other	—	(7)	—	(5,020)

Deferred tax liabilities	—	(58,396)	(81)	(91,619)

Net deferred tax asset (liability)	$2,492	$(15,789)	$3,112	$(26,518)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 20 - INCOME TAXES (Continued)

A reconciliation of the statutory rate for income taxes and the effective tax rate attributable to the loss from continuing operations for the years ended June 30 follows:

	2004		2003		2002
	Amount	% of Loss Before Taxes	Amount	% of Loss Before Taxes	Amount	% of Loss Before Taxes
	(Dollars in thousands)
Income taxes computed at Statutory rate	$(11,849)	(35.0)%	$(33,386)	(35.0)%	$(46,211)	(35.0)%
(Decrease) increase in taxes resulting from:
State taxes	604	1.8%	1,387	1.5%	(2,808)	(2.1)%
Valuation allowance - state	5,999	17.7%	5,621	5.9%	349	0.3%
Valuation allowance - federal	41,600	122.8%	—	—	—	—
Non-deductible goodwill	—	—	—	—	36,024	27.3%
Deferred foreign income	—	—	11,539	12.1%	(4,187)	(3.2)%
Reorganization expenses	4,458	13.2%	—	—	—	—
Renewal Community	(546)	(1.6)%	(1,133)	(1.2)%	—	—
Credit
Contingency reserve release	(4,701)	(13.9)%	—	—	—	—
Other, net	(1,088)	(3.2)%	832	0.8%	421	0.3%

	$34,477	101.8%	$(15,140)	(15.9)%	$(16,412)	(12.4)%

At June 30, 2004, the Company had federal and state loss carryforwards of approximately $177,036,000 and $398,525,000, respectively. The federal loss carryforwards expire between 2020 and 2024. The state loss carryforwards expire between 2005 and 2024. Federal and state valuation allowances of $41,600,000 and $12,799,000, respectively, represent the deferred tax asset related to federal net operating loss carryforwards and certain state net deferred tax assets that may expire unutilized.

Undistributed earnings of foreign subsidiaries and joint ventures aggregated $53,015,000 at June 30, 2004. The Company’s wholly owned subsidiary, MCHI, had, prior to July 1, 2004, provided a guarantee of the debt. MCHI indirectly owns the Company’s 50% joint venture interest in Point Lisas Nitrogen, which operates an ammonia facility in Point Lisas, Trinidad. Under U.S. tax laws, this guarantee resulted in a deemed non-cash distribution to the Company of earnings from MCHI (and effectively our portion of the earnings from Point Lisas Nitrogen). The Company has recorded non-current deferred tax liabilities on these earnings of approximately $20,278,000 and $14,944,000 at June 30, 2004 and 2003, respectively.

Pursuant to a Final Order entered on July 15, 2004, the debt guarantee was released. Effective July 1, 2004, the Company no longer considers Point Lisas Nitrogen’s earnings to be reinvested indefinitely. Accordingly, the Company expects to record U.S. taxes on those earnings.

The Community Renewal Tax Relief Act of 2000 authorized up to 40 renewal communities in which businesses are eligible for tax incentives. One of the tax incentives, the Federal Renewal Community Wage Credits (“RC”) program, was established to revitalize the economies of select economically distressed communities. Specifically, the RC provides an indefinite federal income tax credit of 15% of the first $10,000 of an employee’s annual wages. Tax credits are available January 1, 2002 through December 31, 2009. At June 30, 2004, the Company’s renewal community tax credits totaled $1,674,000.

In prior years, the Company established federal and state contingency reserves totaling approximately $3,800,000 and $900,000, respectively, for certain federal and state contingent liabilities. Due to our substantial federal and state net operating loss positions, the Company no longer considers these contingent reserves necessary. We have reversed these reserves and recorded a $4,701,000 tax benefit for the year ending June 30, 2004.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 20 - INCOME TAXES (Continued)

Income taxes have been settled with the Internal Revenue Service (“IRS”) for all years through June 30, 1999. A review of the June 30, 2000 fiscal tax year was done in connection with the most recently settled IRS audit. The Company has undergone an evaluation to determine examination or acceptance without examination for the fiscal tax years ended June 30, 2001 and June 30, 2002. The IRS and the Congressional Joint Committee on Taxation have accepted, without examination, both fiscal tax years under the evaluation.

NOTE 21 - DISCONTINUED OPERATIONS

Melamine and Urea Assets. On March 25, 2004, the Company announced the permanent closure of its melamine and urea operations at its Donaldsonville, Louisiana, facility. The Company has committed to a plan of disposal and has initiated efforts to locate a buyer for these assets. In accordance with SFAS No. 144, at June 30, 2004, our melamine and urea operations have been reflected as discontinued operations and the related assets and liabilities classified as assets and liabilities from discontinued operations. Melamine and urea operations in previous periods have also been reclassified in accordance with SFAS No. 144. Corporate allocations have been excluded from discontinued operations.

Phosphate Assets. In June 2004, the Company’s board of directors authorized a plan to dispose of the Company’s wholly-owned subsidiary, Mississippi Phosphates Corporation, as part of its plan to emerge from bankruptcy. This subsidiary will either be sold to a third party or transferred to Mississippi Phosphates’ unsecured creditors. In accordance with SFAS No. 144, our phosphate operations have been reflected as discontinued operations and the related assets and liabilities classified as assets and liabilities from discontinued operations. Phosphate operations in previous periods have also been reclassified in accordance with SFAS No. 144. Corporate allocations have been excluded from discontinued operations.

Potash Assets. During the Company’s first quarter of fiscal 2004, its board of directors authorized its management to actively market for sale the long-lived assets of Mississippi Potash, Inc. and its subsidiary (the “Potash Assets”). Accordingly, at September 30, 2003, the Potash Assets were classified as assets held for sale and all related depreciation expense ceased. As required by SFAS No. 144, the Company tested the Potash Assets for impairment at September 30, 2003. This test resulted in a pre-tax impairment charge of $34,022,000, which is reflected as a component of discontinued operations in the consolidated statement of operations for fiscal 2004. Significant judgments and estimates were used in performing the impairment test in accordance with SFAS No. 144.

On December 1, 2003, the Company committed to a plan of disposal with its announcement of a definitive agreement by its subsidiaries to sell the Potash Assets to two wholly-owned subsidiaries of Intrepid Mining LLC, a privately held Denver-based natural resources company. On March 2, 2004, these assets were sold. As a result of this agreement, at June 30, 2004, the Company’s potash operations have been reflected as discontinued operations. Potash operations in previous periods presented have also been reclassified in accordance with SFAS No. 144. For fiscal 2004, the Company has recorded an after-tax loss on the disposal of its potash assets of $11,405,000 and an after-tax loss from discontinued operations of $20,501,000, which includes the pre-tax impairment charge of $34,022,000 referred to above. Corporate allocations have been excluded from discontinued operations.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 21 - DISCONTINUED OPERATIONS (Continued)

The following tables summarize financial information for the Company’s discontinued operations:

Balance sheet of discontinued operations:

June 30, 2004
(Dollars in thousands)
Accounts receivable	$6,306
Inventories	11,346
Property, plant and equipment	13,909
Other	2,783

Current assets of discontinued operations	34,344

Accounts payable	6,295
Accrued liabilities	4,028
Other	4,024

Current liabilities of discontinued operations	14,347

Net assets of discontinued operations	$19,997

Net sales and loss from discontinued operations:

	Years ended June 30,
	2004	2003	2002
	(Dollars in thousands)
Net sales:
Melamine and urea assets	$33,320	$34,172	$55,704
Potash assets	46,824	69,500	77,477
Phosphate assets	116,352	102,755	110,258

	$196,496	$206,427	$243,439

Income (loss) from discontinued operations before income taxes:
Melamine and urea assets	$(15,553)	$(23,532)	$(905)
Potash assets	(34,791)	(6,689)	(9,629)
Phosphate assets	(44,102)	(12,001)	3,452

	$(94,446)	$(42,222)	$(7,082)
Income tax expense (benefit):
Melamine and urea assets	$(6,252)	$(9,460)	$(364)
Potash assets	(14,290)	(2,676)	(3,092)
Phosphate assets	(16,646)	(4,481)	1,949

	$(37,188)	$(16,617)	$(1,507)
Income (loss) from discontinued operations:
Melamine and urea assets	$(9,301)	$(14,072)	$(541)
Potash assets	(20,501)	(4,013)	(6,537)
Phosphate assets	(27,456)	(7,520)	1,503

	$(57,258)	$(25,605)	$(5,575)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 22 - RETIREMENT PLANS

The Company maintains a non-contributory defined benefit pension plan that provides benefits to all eligible full-time employees. Under the plan, retirement benefits are primarily a function of both the employee’s average annual compensation and number of years of credited service. The plan is funded annually by the Company, subject to the Internal Revenue Code funding limitation. The Company does not anticipate making any contributions to the plan in fiscal 2005. The plan’s assets consist primarily of cash, equity investments and fixed income securities.

The percentage of assets by asset class as of the measurement date was as follows:

	2004	2003
Cash or cash equivalents	3.1%	6.5%
Equity investments	63.5%	56.5%
Fixed income securities	33.4%	37.0%

During fiscal 2003, the Company froze retirement benefits effective April 30, 2003. Any participant who was an active employee on the freeze date was automatically 100% vested regardless of years of service. The Company continues to make contributions to the plan as required by law. As a result of this freeze, the following adjustment was made:

Accrued pension cost	$(26,550)
Intangible asset	7,817
Deferred income taxes	6,557

Other comprehensive loss	$(12,176)

The Company’s retirement plan committee employs a statement of investment policy, which is used to direct the activities of fund asset investment managers. The policy identifies and presents objectives, guidelines and performance standards for the assets of the plan. The objectives are formulated in response to anticipated financial needs of the plan, consideration of risk tolerance and the need to document and communicate objectives, guidelines and standards to the investment managers and other fiduciaries of the plan’s assets.

Objectives of the policy include the need to invest assets in such a manner to keep future contributions within a reasonable range; to maintain liquidity sufficient to pay current benefits; and to maintain diversity among asset classes in order to earn a return reasonable with acceptable risk.

With respect to the objective of maintaining diversity among asset classes, the policy sets certain asset allocation targets. Outlined below is the stated target percentage by asset class, as well as the actual percentage effective at June 30, 2004:

Asset Class	Policy Target	Actual
Equity investments	65%	64.3%
Fixed income securities	35%	34.8%
Cash	—	0.9%

	100%	100.0%

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 22 - RETIREMENT PLANS (Continued)

The following tables, prepared in accordance with SFAS No. 132, “Employers’ Disclosures about Pensions and Other Post-retirement Benefits,” set forth pension benefit obligations and plan assets for the Company’s defined benefit pension plan, based on an April 1 measurement date, as of June 30:

	2004	2003
	(Dollars in thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$113,901	$108,668
Service cost	—	3,278
Interest cost	7,139	7,656
Plan amendments	—	3,074
Actuarial loss	10,988	13,557
Benefit payments	(8,463)	(7,984)
Curtailments, settlements, acquisitions	—	(14,348)

Benefit obligation at end of year	123,565	113,901

Change in plan assets:
Fair value of plan assets at beginning of year	86,777	105,078
Actual (loss) gain on plan assets	21,427	(10,734)
Employer contributions	36	1,260
Benefit payments	(8,463)	(7,984)
Expenses	(542)	(843)

Fair value of plan assets at end of year	99,235	86,777

Funded status	(24,330)	(27,124)
Unrecognized transition asset	—	(72)
Unrecognized prior service cost	—	7,817
Unrecognized net gain	15,411	18,804

Accrued pension cost	$(8,919)	$(575)

The following assumptions were used to measure net periodic pension expense for the plans for fiscal years ended June 30:

	2004	2003	2002
Discount rate	6.50%	7.25%	7.50%
Average increase in compensation levels	N/A	3.00%	3.00%
Expected long-term rate of return on assets	8.50%	8.50%	8.50%

The general approach for determining the long-term rate of return assumption is to use a weighted average of expected returns for each major asset class, based on the target asset allocation percentages incorporated in the plan’s investment strategy. The expected returns for each major asset class are based primarily on historical returns in the post-war period. It is expected that future returns of the plan may be slightly less than historical returns, and therefore the actual long-term rate of return on assets assumption is set at a slightly lower level than would be determined based on historical returns alone.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 22 - RETIREMENT PLANS (Continued)

Net periodic pension expense includes the following components:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Service cost - benefits earned during the period	$—	$3,278	$3,129
Interest cost on projected benefit obligations	7,139	7,656	7,482
Expected return on plan assets	(7,031)	(8,340)	(8,651)
Net amortization	(72)	289	(257)
Recognized loss	528	193	—
Curtailment/settlement expense	7,817	586	—

Net periodic pension expense	$8,381	$3,662	$1,703

Expected benefit payments over the next ten years are as follows:

Year	Amount
2005	$7,015
2006	$7,182
2007	$7,117
2008	$7,037
2009	$6,966
2010-2014	$33,689

The assumptions used in the calculation of the Company’s benefit obligations as of the measurement dates are as follows:

	2004	2003
Discount rate	6.0%	6.5%
Average increase in compensation levels	N/A	3.0%
Expected long-term rate of return on assets	8.5%	8.5%

The Company also has a contributory thrift plan covering substantially all regular full-time employees who have elected to participate in the plans. Under the plans, the Company matches 50% of each employee’s contributions to the plan up to a maximum of 3% of the employee’s base compensation. Company contributions totaled approximately $879,000 in fiscal 2004, $1,204,000 in fiscal 2003 and $1,376,000 in fiscal 2002.

At June 30, 2004 and 2003, the Company had recorded post-retirement benefit obligations of $879,000 and $1,139,000, respectively, in addition to retirement plans.

NOTE 23 - LEASE COMMITMENTS

The Company has commitments under operating leases for equipment and storage warehouses. The following is a schedule of the future minimum rental payments required as of June 30, 2004, under operating leases having noncancellable lease terms in excess of one year as of the respective lease’s inception:

Years Ending June 30	Amount
(Dollars in thousands)
2005	$2,034
2006	980
2007	287
2008	142

$3,443

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 23 - LEASE COMMITMENTS (Continued)

Rental expense for all operating leases was $3,552,000 for fiscal 2004, $4,349,000 for fiscal 2003 and $4,495,000 for fiscal 2002.

NOTE 24 - COMMITMENTS AND CONTINGENCIES

The Company, in the ordinary course of its business, is the subject of, or a party to, various pending or threatened legal actions. The Company believes that any ultimate liability arising from these actions will not have a significant impact on the financial position or the future earnings of the Company.

Prior to July 1, 2002, the Company guaranteed loans taken by officers of the Company to borrow money solely to purchase target levels of stock in the Company. The total amount outstanding on these loans at June 30, 2004 was approximately $80,000. No loans were made subsequent to July 1, 2002.

NOTE 25 - RAW MATERIAL CONTRACTS

Mississippi Phosphates Corporation (“MPC”), a wholly owned subsidiary of the Company, has contracted with Office Chérifien des Phosphates (“OCP”), the national phosphate rock supplier of Morroco, to import MPC’s full requirement of phosphate rock through June 30, 2016. The phosphate rock supply and related purchase price is determined annually based on the estimated phosphate rock costs incurred by certain domestic phosphate producers and the operating performance of MPC.

NOTE 26 - SUPPLEMENTAL CASH FLOW INFORMATION

The increase (decrease) in cash and cash equivalents due to the changes in operating assets and liabilities consisted of the following:

	Years Ended June 30
	2004	2003	2002
	(Dollars in thousands)
Receivables	$15,473	$(9,898)	$(9,459)
Inventories	10,520	(2,196)	21,775
Prepaid expenses and other current assets	(9,763)	(3,923)	6,527
Accounts payable	(7,260)	12,829	(2,219)
Accrued liabilities	11,016	(6,496)	332

	$19,986	$(9,684)	$16,956

During fiscal 2004, 2003 and 2002, the Company received net income tax refunds of $31,000, $15,031,000 and $27,970,000. Payments of interest, net of amounts capitalized, were $11,837,000 in fiscal 2004,$18,349,000 in fiscal 2003 and $24,111,000 in fiscal 2002.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 27 - VALUATION AND QUALIFYING ACCOUNTS

Details regarding the Company’s valuation and qualifying accounts as of June 30 are as follows:

	Allowance for Doubtful Accounts	Deferred Tax Valuation	Asset Impairment Valuation
Balance, June 30, 2002	$2,160	$349	$—
Charged to cost and expenses	634	5,621	—
Charged to stockholders’ equity	—	936	—
Other additions (deductions)	(955)	—	—

Balance, June 30, 2003	1,839	6,906	—
Charged to cost and expenses	310	47,598	82,277
Charged to stockholders’ equity	—	(105)	—
Other additions (deductions) (1)	(7)	—	(34,022)
Balance transferred to discontinued operations	(884)	—	—

Balance, June 30, 2004	$1,258	$54,399	$48,255

(1)	In fiscal 2004, long-lived asset valuation balances related to the Company’s Potash Assets are shown as a reduction as these assets were sold in fiscal 2004.

NOTE 28 - GUARANTOR SUBSIDIARIES

Payment obligations under the Company’s 7.25% Senior Notes, due November 15, 2017, issued pursuant to that certain indenture, dated as of November 25, 1997, are fully and unconditionally guaranteed on a joint and several basis by Mississippi Nitrogen, Inc., and MissChem Nitrogen, L.L.C. (the “Guarantor Subsidiaries”), the Company’s wholly owned direct subsidiary and wholly owned indirect subsidiary, respectively. Condensed consolidating financial information regarding the parent company, Guarantor Subsidiaries and non-guarantor subsidiaries for June 30, 2004, 2003 and 2002 is presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries.

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended June 30, 2004
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Net sales	$—	$195,735	$284,348	$(179,633)	$300,450
Other	—	4,570	—	—	4,570

	—	200,305	284,348	(179,633)	305,020

Operating expenses:
Cost of products sold	—	189,821	238,607	(179,253)	249,175
Selling, general and administrative	1,191	5,866	14,051	—	21,108
Impairment of long-lived assets	—	—	—	—	—
Other	—	5,088	1,619	—	6,707

	1,191	200,775	254,277	(179,253)	276,990

Operating (loss) income	(1,191)	(470)	30,071	(380)	28,030

Other (expense) income:
Interest, net	(20,013)	(101)	(17)	—	(20,131)
Settlement of litigation	—	—	—	—	—
Other	(94,223)	(1,818)	1,419	98,064	3,442

(Loss) income from continuing operations before reorganization expense and income taxes	(115,427)	(2,389)	31,473	97,684	11,341
Reorganization expense	22,553	602	22,040	—	45,195

(Loss) income from continuing operations before income taxes	(137,980)	(2,991)	9,433	97,684	(33,854)
Income tax (benefit) expense	(986)	14,898	(7,966)	28,531	34,477

(Loss) income from continuing operations	(136,994)	(17,889)	17,399	69,153	(68,331)

Loss on discontinued operations	—	—	(68,663)	—	(68,663)

Net loss	$(136,994)	$(17,889)	$(51,264)	$69,153	$(136,994)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended June 30, 2003
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Net sales	$—	$150,321	$240,167	$(152,569)	$237,919
Other	—	2,022	—	—	2,022

	—	152,343	240,167	(152,569)	239,941

Operating expenses:
Cost of products sold	—	155,609	212,774	(152,913)	215,470
Selling, general and administrative	545	6,566	19,372	—	26,483
Impairment of long-lived assets	—	—	62,912	—	62,912
Other	—	5,793	6,898	—	12,691

	545	167,968	301,956	(152,913)	317,556

Operating loss	(545)	(15,625)	(61,789)	344	(77,615)

Other (expense) income:
Interest, net	(16,293)	(4,543)	1,357	—	(19,479)
Settlement of litigation	—	—	3,581	—	3,581
Other	(71,739)	(31,246)	156	104,410	1,581

Loss from continuing operations before reorganization expense and income taxes	(88,577)	(51,414)	(56,695)	104,754	(91,932)
Reorganization expense	3,456	—	—	—	3,456

Loss from continuing operations before income taxes	(92,033)	(51,414)	(56,695)	104,754	(95,388)
Income tax expense (benefit)	13,820	4,066	(34,370)	1,344	(15,140)

Loss from continuing operations	(105,853)	(55,480)	(22,325)	103,410	(80,248)

Loss from discontinued operations	—	—	(25,605)	—	(25,605)

Net loss	$(105,853)	$(55,480)	$(47,930)	$103,410	$(105,853)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended June 30, 2002
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Net sales	$—	$135,482	$210,837	$(138,464)	$207,855

Operating expenses:
Cost of products sold	—	152,411	190,760	(138,213)	204,958
Selling, general and administrative	(822)	5,071	20,218	—	24,467
Loss on goodwill impairment	—	—	101,263	—	101,263
Other	—	8,385	4,024	—	12,409

	(822)	165,867	316,265	(138,213)	343,097

Operating income (loss)	822	(30,385)	(105,428)	(251)	(135,242)

Other (expense) income:
Interest, net	(21,507)	(10,110)	4,498	8,951	(18,168)
Settlement of litigation	15,363	—	—	—	15,363
Other	(106,046)	(89,214)	3,307	197,967	6,014

Loss from continuing operations before income taxes	(111,368)	(129,709)	(97,623)	206,667	(132,033)

Income tax expense (benefit)	9,828	(10,722)	(11,927)	(3,591)	(16,412)

Loss from continuing operations	(121,196)	(118,987)	(85,696)	210,258	(115,621)

Loss from discontinued operations	—	—	(5,575)	—	(5,575)

Net loss	$(121,196)	$(118,987)	$(91,271)	$210,258	$(121,196)

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

	June 30, 2004
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$22,389	$1	$17	$—	$22,407
Receivables, net	76,273	—	31,264	(79,612)	27,925
Inventories	—	25,013	6,728	(244)	31,497
Prepaid expenses and other current assets	6,228	3,948	2,926	(221)	12,881
Assets of discontinued operations	—	—	34,344	—	34,344

Total current assets	104,890	28,962	75,279	(80,077)	129,054

Investments in affiliates	93,163	64,656	119,368	(144,068)	133,119
Other assets	133,082	—	132,555	(259,200)	6,437
Property, plant and equipment, net	2,175	108,215	8,636	—	119,026

Total assets	$333,310	$201,833	$335,838	$(483,345)	$387,636

Liabilities and Shareholders’ (Deficit) Equity

Current liabilities:
Debt due within one year	$151,533	$—	$—	$—	$151,533
Accounts payable	21,925	19,909	38,986	(64,418)	16,402
Accrued liabilities and other	5,879	2,780	837	785	10,281
Liabilities of discontinued operations	—	—	14,347	—	14,347

Total current liabilities	179,337	22,689	54,170	(63,633)	192,563

Other long-term liabilities and deferred credits	24,372	37,860	119,356	(139,431)	42,157

Liabilities subject to compromise	208,584	66,665	198,233	(241,583)	231,899

Shareholders’ (deficit) equity:
Common stock	280	1	58,940	(58,941)	280
Additional paid-in capital	306,063	324,715	335,618	(660,333)	306,063
Accumulated deficit	(346,041)	(250,097)	(430,479)	680,576	(346,041)
Accumulated other comprehensive loss	(10,811)	—	—	—	(10,811)
Treasury stock, at cost	(28,474)	—	—	—	(28,474)

Total shareholders’ (deficit) equity	(78,983)	74,619	(35,921)	(38,698)	(78,983)

Total liabilities and shareholders’ (deficit) equity	$333,310	$201,833	$335,838	$(483,345)	$387,636

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

	June 30, 2003
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$6,073	$1	$28	$—	$6,102
Receivables, net	39,204	—	72,215	(55,044)	56,375
Inventories	—	17,449	48,700	137	66,286
Prepaid expenses and other current assets	4,095	1,091	3,925	(960)	8,151

Total current assets	49,372	18,541	124,868	(55,867)	136,914

Investments in affiliates	187,749	68,312	97,579	(242,131)	111,509
Other assets	228,011	—	16,638	(234,344)	10,305
Property, plant and equipment, net	4,841	120,064	164,457	—	289,362

Total assets	$469,973	$206,917	$403,542	$(532,342)	$548,090

Liabilities and Shareholders’ Equity
Current liabilities:
Long-term debt due within one year	$158,423	$—	$—	$—	$158,423
Accounts payable	17,181	25,567	56,357	(83,369)	15,736
Accrued liabilities and other	22	1,042	3,577	(8)	4,633

Total current liabilities	175,626	26,609	59,934	(83,377)	178,792

Other long-term liabilities and deferred credits	26,213	15,751	99,185	(77,759)	63,390

Liabilities subject to compromise	211,358	72,050	207,308	(241,584)	249,132

Shareholders’ equity:
Common stock	280	1	58,940	(58,941)	280
Additional paid-in capital	306,063	324,715	335,617	(660,332)	306,063
Accumulated deficit	(209,047)	(232,209)	(357,442)	589,651	(209,047)
Accumulated other comprehensive loss	(12,046)	—	—	—	(12,046)
Treasury stock, at cost	(28,474)	—	—	—	(28,474)

Total shareholders’ equity	56,776	92,507	37,115	(129,622)	56,776

Total liabilities and shareholders’ equity	$469,973	$206,917	$403,542	$(532,342)	$548,090

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended June 30, 2004
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(136,994)	$(17,889)	$(51,264)	$69,153	$(136,994)
Reconciliation of net loss to net cash (used in) provided by operating activities:
Net change in operating assets and liabilities	(33,370)	(19,757)	30,278	42,835	19,986
Loss on impairment and sale of discontinued operations	—	—	122,583	—	122,583
Depreciation, depletion and amortization	6,479	12,664	8,124	—	27,267
Change in deferred loss on hedging activities, net of tax	(744)	—	—	—	(744)
Equity in earnings in unconsolidated affiliates	94,227	1,775	(21,808)	(98,064)	(23,870)
Deferred income taxes and other	(8,792)	16,055	639	(13,924)	(6,022)

Net cash (used in) provided by operating activities	(79,194)	(7,152)	88,552	—	2,206

Cash flows from investing activities:
Purchases of property, plant and equipment	12	(925)	(5,648)	—	(6,561)
Proceeds from sale of assets	36	20	29,271	—	29,327
Other	—	1,881	19	—	1,900

Net cash provided by investing activities	48	976	23,642	—	24,666

Cash flows from financing activities:
Net change in affiliate notes	106,029	6,176	(112,205)	—	—
Debt payments	(240,500)	—	—	—	(240,500)
Debt proceeds	233,610	—	—	—	233,610
Financing fees	(3,677)	—	—	—	(3,677)

Net cash provided by (used in) financing activities	95,462	6,176	(112,205)	—	(10,567)

Net increase (decrease) in cash and cash equivalents	16,316	—	(11)	—	16,305

Cash and cash equivalents - beginning of year	6,073	1	28	—	6,102

Cash and cash equivalents - end of year	$22,389	$1	$17	$—	$22,407

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended June 30, 2003
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(105,853)	$(55,480)	$(47,930)	$103,410	$(105,853)
Reconciliation of net loss to net cash (used in) provided by operating activities:
Net change in operating assets and liabilities	(26,794)	29,715	18,433	(31,038)	(9,684)
Impairment of long-lived assets	—	—	75,118	—	75,118
Depreciation, depletion and amortization	5,558	12,881	20,793	—	39,232
Change in deferred loss on hedging activities, net of tax	(2,747)	—	—	—	(2,747)
Equity in earnings in unconsolidated affiliates	71,554	31,331	(5,616)	(104,410)	(7,141)
Refund of federal taxes pursuant to the Job Creation and Workforce Assistance Act of 2002	14,878	—	—	—	14,878
Deferred income taxes and other	10,562	(14,410)	(66,891)	32,038	(38,701)

Net cash (used in) provided by operating activities	(32,842)	4,037	(6,093)	—	(34,898)

Cash flows from investing activities:
Purchases of property, plant and equipment	(489)	(6,186)	(8,191)	—	(14,866)
Proceeds from sale of assets	3,234	7	142	—	3,383
Other	268	1,955	20	—	2,243

Net cash provided by (used in) investing activities	3,013	(4,224)	(8,029)	—	(9,240)

Cash flows from financing activities:
Net change in affiliate notes	(14,269)	172	14,097	—	—
Debt payments	(237,434)	—	—	—	(237,434)
Debt proceeds	285,685	—	—	—	285,685

Net cash provided by financing activities	33,982	172	14,097	—	48,251

Net increase (decrease) in cash and cash equivalents	4,153	(15)	(25)	—	4,113

Cash and cash equivalents - beginning of year	1,920	16	53	—	1,989

Cash and cash equivalents - end of year	$6,073	$1	$28	$—	$6,102

EXCERPTED FROM MISSISSIPPI CHEMICAL CORP. ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2004

NOTE 28 - GUARANTOR SUBSIDIARIES (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended June 30, 2002
(Dollars in thousands)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(121,196)	$(118,987)	$(91,271)	$210,258	$(121,196)
Reconciliation of net loss to net cash (used in) provided by operating activities:
Net change in operating assets and liabilities	(37,592)	1,290	54,362	(1,104)	16,956
Loss on goodwill impairment	—	—	101,263	—	101,263
Depreciation, depletion and amortization	4,563	12,631	27,549	—	44,743
Change in deferred loss on hedging activities, net of tax	4,780	—	—	—	4,780
Equity in earnings in unconsolidated affiliates	115,065	91,132	(11,994)	(206,972)	(12,769)
Deferred income taxes and other	27,977	(3,760)	(2,112)	(2,182)	19,923

Net cash (used in) provided by operating activities	(6,403)	(17,694)	77,797	—	53,700

Cash flows from investing activities:
Purchases of property, plant and equipment	(182)	(2,474)	(9,745)	—	(12,401)
Proceeds from sale of assets	62	3,108	4,873	—	8,043
Other	(1,000)	1,485	2,315	—	2,800

Net cash (used in) provided by investing activities	(1,120)	2,119	(2,557)	—	(1,558)

Cash flows from financing activities:
Net change in affiliate notes	59,665	15,575	(75,240)	—	—
Debt payments	(286,345)	—	—	—	(286,345)
Debt proceeds	224,395	—	—	—	224,395

Net cash (used in) provided by financing activities	(2,285)	15,575	(75,240)	—	(61,950)

Net decrease in cash and cash equivalents	(9,808)	—	—	—	(9,808)

Cash and cash equivalents - beginning of year	11,728	16	53	—	11,797

Cash and cash equivalents - end of year	$1,920	$16	$53	$—	$1,989